Exhibit 10.102


                                      LEASE

                            DATED AS OF MAY 23, 2005

                                 BY AND BETWEEN:

              METROFLAG SW, LLC, a Nevada limited liability company

                                   AS LANDLORD

                                       AND

        S & W OF LAS VEGAS, L.L.C., a Delaware limited liability company

                                    AS TENANT

                                       FOR

                               RESTAURANT PREMISES

                                   located at

                         3767 LAS VEGAS BOULEVARD SOUTH

                                LAS VEGAS, NEVADA



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        THIS LEASE, dated as of the 23rd day of May, 2005 (this "Lease"), between METROFLAG SW, LLC, a Nevada limited liability company having an address at c/o Flag Luxury Properties, LLC, 650 Madison Avenue, 15th Floor, New York, NY 10022, as landlord (hereinafter referred to as "Landlord"), and S & W OF LAS VEGAS, L.L.C., a Delaware limited liability company having an address at c/o Smith & Wollensky Restaurant Group, 1114 First Avenue, New York, NY, as tenant (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Tenant, as the ground lessee, and The Somphone Limited Partnership, a Nevada limited partnership ("Fee Owner"), as the ground lessor, entered into that certain Lease With An Option To Purchase, dated February 9, 1998, as amended by that certain First Amendment to Lease Agreement, dated May 8, 1998, and as further amended by that certain Letter Agreement, dated February 6, 2003, and as further amended by that certain Second Amendment to Lease Agreement, dated April 29, 2003 (as amended, the "Ground Lease") for that certain parcel of real property located in the City of Las Vegas, Clark County, Nevada containing approximately 1.82 acres, measuring approximately 130 feet along the west property line and 601 feet along the south property line; commonly known as 3767 Las Vegas Boulevard South and Assessor's Parcel No. 162-21-301-014, the legal description of which is attached hereto as Exhibit "A" ("Land"), together with all improvements located on the Land, including buildings, structures, and other facilities (collectively, the "Property");

        WHEREAS, Tenant, as "Seller" and Landlord, as "Purchaser", entered into that certain Contract for Sale dated as of March 23, 2005 ("Contract") which requires Tenant, after certain conditions are satisfied, to exercise its option to purchase ("Purchase Option") fee simple title to the Property from the Fee Owner and subsequently assign to Landlord all of its rights, title and interest in and to the Ground Lease, including but not limited to the right to close on the Purchase Option as exercised ("Ground Lease Assignment");

        WHEREAS, in accordance with the Contract and prior to the date of this Lease, Tenant, as the ground lessee under the Ground Lease, exercised its Purchase Option;

        WHEREAS, contemporaneous with the execution and delivery of this Lease, Tenant executed and delivered to Landlord the Ground Lease Assignment assigning all of its rights, title and interest in and to the Ground Lease, but excluding all of Tenant's rights, title and interest in and to all furniture, fixtures, equipment, machinery, art, artifacts, paintings, sculptures, wall hangings, china, glassware, and silverware and all other items of personal property located on the Premises or used in the operation of the Restaurant located on the Premises (collectively, the "Personal Property"), and all licenses, permits, authorizations, approvals or general intangible rights in connection with the use or operation of the Restaurant (collectively, the "Intangible Rights");

        WHEREAS, contemporaneous with the execution and delivery of this Lease and the Ground Lease Assignment, Landlord closed on the Purchase Option and purchased fee simple title to the Property from Fee Owner in its "As Is" condition, status and situation, including the physical, structural, legal, and environmental condition, classification and status of the Property,


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and Tenant has agreed to leaseback the Premises from Landlord in its "as is"
condition, status and situation, including the physical, structural, legal, and environmental condition, classification and status; and

        WHEREAS, pursuant to the Contract, Landlord, as "Purchaser", agreed to leaseback to Tenant (after Landlord purchased the fee title to the Property from Fee Owner) and Tenant, as "Seller", agreed to lease from Landlord that portion of the Building as more particularly shown or identified in the floor plans attached as Exhibit "B" hereto (the "Premises"), which lease shall be accompanied by, to the extent reasonably necessary in connection with the Restaurant operations, and only during the Term of this Lease, (i) an exclusive license for the use and maintenance of the existing grease trap and trash containers, and (ii) a non-exclusive license for the use and maintenance of the utility lines, Parking Spaces (as herein defined), and access driveway and appurtenances now existing or necessary in connection therewith. Pursuant to this Lease, neither the Landlord's Direct Space (as herein defined) nor any portion of the Property, other than the Premises, is hereby demised. Such Premises were, immediately prior to the date of this Lease, occupied by Tenant and operated by Tenant as a white tablecloth, first class, sit-down, fine dining establishment primarily serving steak, with waiter and waitress service, and consistent with currently existing "Smith and Wollensky" standards ("Restaurant"); provided, however, that Tenant shall have the right, at any time (and from time to time) during the Term, to change the type of foods being served at the Premises, including, without limitation, the right to completely eliminate steak from the menu.

        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant for themselves, their heirs, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1.      DEFINITIONS.

        The following terms defined below shall for all purposes of this Lease have the meaning specified unless the context requires otherwise:

              (a) "ADA" shall mean The Americans With Disabilities Act, and any other state or local laws of similar intent, as the same may be in effect or amended from time to time.

              (b)     "Additional Rent" shall have the meaning ascribed to it in
                      Section 4.C.

              (c)     "Building" shall have the meaning ascribed to it in
                      Section 3.C.

              (d) "Business Days" or "business days" shall be deemed to mean all days other than Saturdays, Sundays and Holidays. The term "Holidays" shall be deemed to mean all federal and state holidays observed in the State.

              (e) "Commencement Date" shall have the meaning ascribed to it in Article 2.

              (f)     "Default Rate" shall have the meaning ascribed to it in
                      Article 37.



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              (g)     "Expiration Date" shall have the meaning ascribed to it in
                      Article 2.

              (h)     "Gross Receipts" shall have the meaning ascribed to it in
                      Section 4.A.ii.

              (i) "Hazardous Substances" shall have the meaning ascribed to it in Section 19.

              (j) "Landlord's Direct Lease" shall initially be each of the Subleases assumed by Landlord at the closing of the Contract of Sale transaction, and any lease for any such space made by Landlord thereafter.

              (k) "Landlord's Direct Space" shall be the collective space demised under the Subleases.

              (l) "Landlord's Direct Tenant" shall initially be each of the the space tenants under the Subleases or any tenant of any such space thereafter.

              (m) "Legal Requirements" shall have the meaning ascribed to it in Section 5.

              (n)     "Minimum Rent" shall have the meaning ascribed to it in
                      Section 4.A.i.

              (o)     "Parking Spaces" shall have the meaning ascribed to it in
                      Section 30.

              (p) "Premises" shall have the meaning ascribed to it in the sixth whereas clause.

              (q)     "Related Parties" shall have the meaning ascribed to it in
                      Article 12.

              (r)     "Repairs" shall have the meaning ascribed to it in Section
                      5.A.

              (s) "Restaurant" shall have the meaning ascribed to it in the sixth whereas clause.

              (t) "Shared Allocated Expenses" shall have the meaning ascribed to it in Section 7.

              (u)     "State" shall mean the State of Nevada.

              (v) "Subleases" shall have the meaning ascribed to it in the Contract of Sale.

              (w) "Tenant" shall have the meaning ascribed to it the introductory paragraph of this Lease.

              (x) "Tenant Affiliate" shall mean any person that controls or is controlled by, or is under common control with, Tenant, with the word "control" (and, correspondingly, "controlled by" and "under common control with"), as used with respect to any person, meaning the possession of the power to



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



                      direct or cause the direction of the management and policies of such person. The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity, unless expressly otherwise stated.

              (y)     "Tenant's Work" shall have the meaning ascribed to it in
                      Article 5.

2.      TERM.

        Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the term ("Term") commencing as of the date hereof (the "Commencement Date"), and ending on the last day of the four hundred and eightieth (480th) full calendar month (the "Expiration Date") occurring after the Commencement Date, subject to earlier termination in accordance with the terms and conditions hereof, at an annual rental rate as provided for in Article 4 herein, which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, without any set off or deduction whatsoever, except as provided in Section 34.A. of this Lease.

3.      USE; AS-IS POSSESSION.

        A. Use. Tenant shall use, occupy and operate, in such manner as required by this Lease, the Premises for the operation of the Restaurant and for no other purpose (subject, however, to the provisions of Article 24 below).

        B. "As-Is". Tenant acknowledges that, prior to the date of this Lease, Tenant was the tenant under the Ground Lease, which has been simultaneously assigned to Landlord pursuant to the Ground Lease Assignment, and as the tenant under such Ground Lease has had continuous possession of the Premises from the date of the Ground Lease through and including the date of this Lease and has inspected the Premises and the Property and that neither Landlord, nor any agent of Landlord has made any representations with regard to the Premises or the Property, including, without limitation, with respect to the physical condition of the Building or the Land, conditions relating to Hazardous Substances, or Additional Rent, expenses of operation, or any other matter or thing affecting or related to the Premises of the Property, except as expressly set forth in this Lease. Tenant represents and warrants to Landlord that Tenant is thoroughly acquainted with the condition of the Premises, the Building and the Property, and agrees to take the Premises "As-Is." Tenant acknowledges that Tenant shall be responsible for all costs and expenses incurred in connection with the operation, maintenance, repair and replacement of the Building, subject to obligations and payments relating to the Shared Allocated Expenses. Notwithstanding the foregoing, Landlord shall be entitled to receive and retain all rents (excluding payments for Taxes, if any shall be required to be made pursuant to Landlord's Direct Leases) from the Landlord's Direct Tenants who may now or hereafter occupy Landlord's Direct Space.

        C. The Building. There currently exists on the Property a 3-story building constructed by Tenant and containing approximately thirty thousand eight hundred (30,800) total square feet ("Building"), including all roof coverings and exterior facades and any walkways,



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driveways, and all structural, mechanical, electrical, heating, ventilating, air conditioning, sanitation, sewage treatment and disposal, plumbing and vertical transportation elements of such building. Landlord's Direct Space constitutes approximately 2,214 square feet and is currently leased pursuant to the Subleases.

4.      RENTAL.

        Tenant shall pay the rent as hereinafter provided. The payments of rent reserved under this Lease for the Term hereof shall be and consist of (A) Minimum Rent (as hereinafter defined), and (B) all items of Additional Rent (as hereinafter defined).

        A.      Minimum Rent.

                (i) Minimum Rent, together with any and all sales tax (if any) thereon, shall be payable by Tenant to Landlord in monthly installments in advance on the first day of each month, at the office of Landlord set forth on the first paragraph of this Lease or such other place within the continental United States as Landlord may designate in writing. For purposes of this Lease, "Minimum Rent" shall be at the rate of One Million Four Hundred Thousand Dollars ($1,400,000.00) per annum ($116,666.67 per month) for the period from the Commencement Date through the day immediately preceding the fifth (5th) anniversary of the Commencement Date. Annual Minimum Rent shall increase every five (5) years commencing on the fifth (5th) anniversary of the Commencement Date and through the Expiration Date to an amount equal to the greater of (a) 105% of the existing annual Minimum Rent at the end of the immediately prior five-year rent period, or (b) 6% of annual Gross Receipts (as hereinafter defined) measured at the end of the immediately prior five-year rent period based on the Gross Receipts for the prior twelve (12) months. To the extent that the increase has not been determined or agreed upon as of any rent adjustment date as a result of dispute or otherwise, Tenant shall pay Minimum Rent computed under the provisions of clause 4A(i)(a) above until such time as a definitive determination has been reached, whereupon such rent adjustment shall be retroactively made and Tenant shall then pay any additional Minimum Rent due as computed in accordance with the determination. If such definitive determination shall not have been made within ninety (90) days after the end of the immediately prior five-year rent period solely because of a failure by Tenant to provide the necessary and correct information within such 90-day period, then Tenant shall also pay interest on the rent deficiency at the Default Rate from the date the amount should have been paid had the determination been made timely until the date of payment.

                (ii) As used herein (but subject to the exclusions set forth below), the term "Gross Receipts" is defined as the dollar aggregate of:

                    (a) the sales price of all food, beverages, goods, wares, gift certificates as redeemed, and merchandise sold and the charges for all services performed in any manner whatsoever from all business conducted on, in, at or from the Premises, including, but not limited to, catering, private events and banquet services, whether made for cash, by check, on credit or otherwise, without reserve or deduction for inability or failure to collect same, including, but not limited to, such sales and services (1) where the orders therefor originate at and are accepted in any manner whatsoever in the Premises, but delivery or performance thereof


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is made from, to or at any other place; (2) pursuant to mail, telephone, e-mail or internet or other similar orders received, billed or shipped at or from the Premises; (3) by means of mechanical or other vending devices, if any; (4) as a result of transactions originating from whatever source and which the Tenant in the normal and customary course of its operations would credit or attribute solely to its business at the Premises;

                    (b) all cash payments for display fees, slotting allowances, promotional considerations, merchandising or license fees or revenues and rebates, for the right to stock, promote or advertise any event, product or service at the Premises, but the same shall be included only if such payments are received by Tenant from a particular vendor or other party with respect only to the Premises (in contradistinction to any payments received by Tenant with respect to the Premises where the particular vendor or other party is also making payments of the same nature with respect to one or more other restaurants at locations operated by Tenant and/or any Tenant Affiliate in addition to the Premises);

                    (c) all deposits not refunded to customers of Tenant; and

                    (d) all monies received from any operations at the Premises that are in the nature of payments for the foods and beverages served by Tenant at or from the Premises or for the furnishing of food and beverage services (e.g., banquets, parties or catering) at the Premises.

                (iii) Expressly excluded from Gross Receipts shall be (i) the proceeds from the sale of Tenant's trade fixtures and equipment; (ii) all sums and credits received from insurance companies in settlement of claims for loss or damage to merchandise or trade fixtures or equipment or otherwise (except that, notwithstanding the foregoing, any portion of business interruption insurance received by Tenant from insurance companies that is expressly allocated to the sales or other revenues that would otherwise be included in the definition of Gross Receipts shall also be included in Gross Receipts); (iii) the amount of any sales, excise or equivalent tax levied upon sales and payable over to the appropriate governmental authority (to the extent Tenant actually pays such taxes or is entitled to a credit for same); (iv) coin telephone receipts; (v) insurance proceeds from damage by fire or other casualty; (vi) the amount of discounts afforded to employees of Tenant in accordance with Tenant's then existing written employee policy, Tenant's preferred customers and in connection with promotional or charitable activities at the Premises; (vii) catering and off-premises banquet services which were neither (a) prepared, served or supplied at, by or from the Premises, nor (b) ordered from the Premises in any manner described in subsection (iii)(a) above; (viii) service fees and charges, if any, payable to financial service companies in order for Tenant's patrons to utilize such companies' credit cards or similar payment arrangements at the Premises; (ix) tips and gratuities; (x) payments for display fees, slotting allowances, promotional considerations, merchandising or license fees or revenues, rebates, and other payments received in any manner whatsoever for the right to stock, promote or advertise any event, product or service at the Premises in any situation where the particular vendor or other party is also making payments of the same nature with respect to one or more other restaurants at locations operated by Tenant and/or any Tenant Affiliate in addition to the Premises (except that the foregoing shall not be construed to exclude any payments for the foods and beverages served by Tenant at or from the Premises, or for any banquet or party


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services at the Premises); (xi) gaming (including, but not limited to, slot machine) receipts; and (xii) any value attributable to goods and services received and used by Tenant in barter for Tenant's food and beverages (including, without limitation, in connection with Tenant's acceptance of "barter cards").

                (iv) As used in this Article 4, the term "Tenant" shall include Tenant and all assignees, subtenants, licensees, concessionaires and any and all other parties conducting business on, in, at, or from the Premises. Gross Receipts shall not, however, include any exchange of goods or merchandise between the restaurants of Tenant or its affiliates where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made on, at, in or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made on, at, in or from the Premises, nor the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant. No deduction shall be made from Gross Receipts for any franchise, income or gross receipts taxes or for any other taxes based upon the income of Tenant (unless, but only to the extent that, any of the foregoing shall be imposed on Tenant in lieu of any sales, excise or equivalent tax).

                (v) On or before the ninetieth (90th) day following the end of each lease year, during the term hereof, Tenant shall furnish Landlord, at the place then fixed for the payment of rent and, if different, also at the address for notice to Landlord, a statement of Gross Receipts, reasonably satisfactory to Landlord in form and substance, certified as correct by an officer of Tenant, showing the amount of Gross Receipts for such lease year through the end of such lease year.

                (vi) With respect only to the last lease year of any five-year rent period (excluding the last five-year rent period in the Term), if Tenant shall default in furnishing Landlord with the annual statement of Gross Receipts required under this Article 4 within the applicable time period referred to herein, and if such default shall continue for at least ten (10) Business Days after Landlord shall notify Tenant of such default, then (without limiting Landlord's remedies in respect of such a default) Landlord shall have the right to audit such books and records of Tenant as may be necessary to ascertain the Gross Receipts for the period in question, and Tenant shall pay Landlord within ten (10) days after receipt of written demand for the reasonable and actual cost of said audit, plus any increase in the Minimum Rent found to be due as a result thereof, plus interest on such increase in the Minimum Rent at the Default Rate from the date when such increased Minimum Rent would have been due under this Lease until paid.

                (vii) Tenant shall prepare and keep, for not less than three (3) years following Landlord's receipt of Tenant's certified annual statement of Gross Receipts as aforesaid for the last lease year of any five-year rent period, adequate books and records showing Gross Receipts for each month of the last lease year of the most recent five-year rent period. Each sale shall be registered at the time the same is made in a computerized point-of-sale system database or in cash registers containing locked-in cumulative totals reasonably satisfactory to Landlord.


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                (viii) With respect only to the last lease year of any five-year rent period (excluding the last five-year rent period in the Term), Landlord or its authorized representatives shall have the right, upon not less than ten (10) Business Days prior written notice, to audit at the Premises all statements of Gross Receipts required to be furnished by Tenant hereunder and to inspect the books and records (including sales tax records and sales tax returns) of Tenant and all subtenants, assignees, licensees, concessionaires, and other occupants of the Premises pertaining to Gross Receipts. Tenant's statements of Gross Receipts shall be deemed conclusive unless Landlord shall deliver to Tenant written objection thereto within one (1) year following the date that Tenant shall have delivered such statement to Landlord. If Landlord's audit shall disclose a deficiency in Gross Receipts, then, provided said deficiency has been determined accurately and in accordance with the definition of Gross Receipts set forth in the Lease, Tenant shall promptly pay Landlord any increase in Minimum Rent due with regard to such deficiency, together with interest thereon at the Default Rate from the date when such increased Minimum Rent would have been timely due under the Lease until paid. If any audit shall reveal an overpayment by Tenant of any increased Minimum Rent paid, then such overpayment shall be promptly refunded to Tenant. If any audit shall reveal that Tenant's actual Gross Receipts was greater than that reported by Tenant by at least five (5%) percent for the last lease year of any five-year rent period, then the Minimum Rent for the immediately following lease year shall be increased by one hundred fifty (150%) percent of the difference between (x) the adjustment that would have been made had Gross Receipts been correctly computed for the last lease year of the most recent five-year rent period, and (y) the adjustment that was proposed to be made based on Tenant's reported Gross Receipts for such last lease year of the most recent five-year rent period.

                (ix) The books and records which Tenant is required to maintain, and Landlord has the right to audit under this Article 4, shall include, without limitation, general ledgers, journals of receipts and disbursements, bank statements, bank deposit slips and records, cash register records and tapes, computerized point-of-sale system databases and other records, sales slips and checks, and all federal, state and local sales tax returns, if and to the extent that the foregoing items are utilized by Tenant in the conduct of Tenant's business operations at the Premises. If any dispute arises over Gross Receipts or any increase to Minimum Rent due hereunder, Tenant shall retain its books and records pertaining to the period in question until said dispute is resolved by agreement of the parties or by final judgment (beyond appeal) entered in litigation over the matter, notwithstanding anything else in this Lease to the contrary.

                (x) Landlord acknowledges receipt of advice from Tenant to the effect that Tenant, in the normal and customary course of Tenant's operations, reports annual sales on either a 52-week basis or on a 53-week basis. It is the intention of Landlord and Tenant that Gross Receipts be measured on a 52-week basis. Accordingly, if the last year of a five-year rent period occurs when Tenant has included a 53rd week in its fiscal year for sales reporting purposes, then the annual Gross Receipts number to be used for establishing the Minimum Rent for the next five-year rent period shall be determined by dividing the total amount of Gross Receipts reported with respect to such last year of a five-year rent period by 53, and multiplying the result by 52.

        B.      Security Deposit (Intentionally Omitted).


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        C.      Rental Payments. Throughout the term of this Lease, Tenant shall pay to Landlord, without demand, deductions, set-offs or counterclaims, except as provided in Section 34.A of this Lease, the rent, which is hereby defined as the sum of the Minimum Rent and all Additional Rent, when and as the same shall be due and payable hereunder. Tenant shall also pay to Landlord all applicable sales or other taxes (but no income taxes of any kind) which may be imposed on any item of rent at the same time as such item of rent is due and payable to Landlord. Unless otherwise stated, all sums of money or charges of any kind or nature, other than Minimum Rent, payable by Tenant to Landlord pursuant to this Lease or the exhibits attached hereto are defined as "Additional Rent" and are due thirty (30) days after the rendering of an invoice therefor, and failure to pay such sums of money or charges shall carry the same consequences as Tenant's failure to pay Minimum Rent. All Minimum Rent and Additional Rent shall be payable in United States funds to Landlord (or such other name as Landlord shall direct in writing) and sent to Landlord at the address set forth on the first paragraph of this Lease, or as otherwise directed by Landlord (but only within the continental United States). No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account and no endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to pursue against Tenant any additional remedies available under this Lease or provided at law or in equity. Without limitation of any other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Minimum Rent and Additional Rent which have accrued as of the date of expiration or sooner termination of the Term of this Lease shall survive such expiration or earlier termination.

        D. Late Charge. In the event any installment of Minimum Rent or Additional Rent required hereunder to be paid is not received within ten (10) days after the same are due, then, for each and every late payment, Tenant shall immediately pay, as Additional Rent, interest thereon at the Default Rate, from the due date until such installment of Annual Minimum Rent or Additional Rent is fully paid, provided that Tenant shall not be required to pay interest the first time in any calendar year that Tenant has not paid annual Minimum Rent or Additional Rent within ten (10) days after such payment shall first become due, unless Tenant shall not have paid such rent within ten (10) days after Landlord shall have given Tenant notice that such rent is past due. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such service charges pursuant to this Section 4.D., Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made on or before the time due and as stipulated in this Lease, and neither the demand for, nor collection by, Landlord of such late payment service charges shall be construed as a cure of such default on the part of Tenant. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. It is agreed that the said service charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under


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any other section of this Lease is either stated to be or construed as interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.

5.      ALTERATIONS, REPAIRS AND MAINTENANCE OF BUILDING.

        A. As used in this Lease, the term "repairs" shall mean all structural or non-structural, ordinary or extraordinary maintenance, repairs and, when required, replacements necessary to maintain the Premises (as well as those improvements outside of the Premises for which Tenant has an exclusive license pursuant to the terms of this Lease; it being agreed, however, that any repairs or replacements to such improvements that are necessitated by any act or omission of Landlord, or by any of Landlord's agents, employees or contractors, shall be repaired or replaced by Tenant at Landlord's reasonable cost) at all times in a first-class condition. All repairs shall be performed by Tenant in a good and workmanlike manner and in accordance with all applicable Legal Requirements. Tenant shall use reasonable efforts to perform any repair work in a manner so as to not materially or unreasonably interfere with or impair the use of the Landlord's Direct Space by Landlord's Direct Tenants and the other portions of the Property not covered by this Lease. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacements of: (i) those portions of any pipes, lines, ducts, wires or conduits (whether contained within or outside the Premises) which serve the Premises exclusively or serve the Premises and Landlord's Direct Space jointly; (ii) the glass windows, plate glass doors, storefronts and all fixtures or appurtenances composed of glass that are located at the Premises; (iii) Tenant's signs; (iv) the roof, walls, foundation and exterior portions of the Building; (v) the floor coverings, doors and door frames, windows and window frames, walls, storefront including security gates, grilles or enclosures, locks and closing devices, partitions and ceilings in the Premises; and (vi) the heating, ventilating, air conditioning, electrical, ansul and plumbing system(s), grease traps, equipment and fixtures which are installed by Tenant or which exclusively serve the Premises or are jointly shared with the Landlord's Direct Space. Should any modifications or alterations be required to any of the foregoing by reason of applicable Legal Requirements, the same shall be made by Tenant, at Tenant's cost and expense in a prompt manner. Landlord shall afford Tenant reasonable access to areas of the Property outside of the Premises (and shall cause Landlord's Direct Tenants to afford Tenant reasonable access to areas of the Landlord's Direct Spaces) and otherwise reasonably cooperate with Tenant, if and as needed in connection with such repairs. In connection with any of the foregoing which are Tenant's responsibility and whether required by reason of applicable Legal Requirements or otherwise, if Landlord shall have an imminent risk of liability if the necessary repairs or replacements are not made, or if Landlord's use and occupancy of other portions of the Property (including, without limitation, any construction that Landlord intends to perform thereon) shall be impaired thereby, and Tenant shall fail to make such repairs or replacements, then Landlord shall have the right to make such repairs or replacements in the event that such failure continues after Landlord shall have given Tenant reasonable notice of Landlord's intent to do so (except that, in an emergency, no prior notice shall be required), in which case Tenant shall reimburse Landlord for the reasonable cost and expense Landlord has incurred therefor. Notwithstanding the foregoing, the provisions of this Article shall not apply with respect to the making of repairs in the case of fire or other casualty, in which case the provisions of Article 14 hereof shall govern.

        B. Tenant shall make no changes in or to the Building or the Premises of a structural nature or which would (in more than a de minimis manner) adversely affect utility services, telephone or telecommunications lines or facilities, or plumbing or electrical lines or facilities (collectively, "Utility Service Facilities") serving any portion of the Building which constitutes a Landlord's Direct Space in a manner which would (in more than a de minimis manner) adversely affect the Landlord's Direct Space or its use or potential use, without first obtaining Landlord's approval thereto, which approval shall not be unreasonably withheld, conditioned or delayed.

        C. In connection with any repairs or other alterations performed by or for, or required to be performed by, Tenant hereunder ("Tenant Work"), such work shall be performed by Tenant subject to the following conditions:

                (i) Tenant shall comply with all applicable laws, rules, regulations, codes, ordinances, and governmental and administrative rulings, orders, directions (hereinafter referred to as "Legal Requirements"), and the requirements of the fire insurance rating organization having jurisdiction thereof, and the local board of fire underwriters, and the reasonable recommendation of Landlord's and Tenant's insurance company or any similar body, and Tenant shall have procured and paid for, so far as the same may be required, all governmental permits, approvals, certificates and authorizations. Upon the request of Tenant, Landlord, at Tenant's cost and expense, shall promptly join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any Tenant Work (provided that the provisions of the applicable Legal Requirement shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense, or suffer any liability, in connection therewith. Tenant shall indemnify and hold Landlord harmless from and against any claims or liability resulting from any inaccuracy contained in such applications.

                (ii) Prior to commencing any structural Tenant Work, all plans and specifications therefor shall be submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall review Tenant's final plans and specifications for any structural Tenant Work requiring Landlord's consent that Tenant desires to perform in the Building within ten (10) Business Days after Tenant shall have submitted to Landlord final plans and specifications therefor ("Tenant's Plans"), and Landlord shall notify Tenant within said 10-Business Day period (a) that Landlord approves Tenant's Plans, (b) that Landlord requires additional information or details in order to evaluate Tenant's Plans, or (c) Landlord's reason(s) for refusing to approve Tenant's Plans and/or required revision(s) to Tenant's Plans. If Landlord shall fail to so notify Tenant within said 10-Business Day period, then, provided Tenant shall have given Landlord an additional five (5) Business Days notice thereof and Landlord shall have failed to respond to Tenant within such 5-Business Day period, Landlord shall be deemed to have approved such Tenant's Plans. Prior to commencing any non-structural Tenant Work, if Tenant shall have prepared plans and specifications therefor, a copy of the same shall be submitted to Landlord for informational purposes only.

                (iii) Landlord reserves the right, from time to time, to inspect the progress of all Tenant Work for the purpose of approving or disapproving its conformity with approved plans, specifications and drawings, as may be applicable. Landlord shall use reasonable commercial efforts to minimize interference with Tenant's business operations and/or construction any time that Landlord enters the Premises. Tenant shall coordinate its activities fairly with respect to the orderly flow of work, utilization of on-site utilities, loading, unloading, and non-interference with the Landlord's Direct Tenants.

                (iv) Tenant shall obtain releases of liens complying with NRS
108.2457 from all of its contractors and subcontractors, materialmen and laborers furnishing work and materials to the Tenant for Tenant's Work at the Premises.

                (v) All Tenant Work shall be done in such a manner so as not impose any additional expense upon Landlord.

                (vi) Upon completion of any Tenant Work, Tenant shall promptly record a notice of completion as provided in NRS Section 108.228 and shall furnish a copy of the same to Landlord, together with:

                    (a) a certificate from Tenant's architect that the subject work was performed substantially in accordance with the filed plans and in accordance with all applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act of 1990 and the rules and regulations with respect thereto, as same are or may be modified, amended or revised,

                    (b) all appropriate certifications from all governmental authorities having jurisdiction to the effect that such work has been performed and completed (i) substantially in accordance with filed plans and specifications, (if required), and (ii) in accordance with all applicable Legal Requirements;

                    (c) a complete set of "as built" plans within ninety (90) days after the completion of the work if "as-built" plans and specifications are required by applicable Legal Requirements or otherwise prepared by Tenant (and, if Tenant shall not be obligated to deliver "as-built" plans and specifications pursuant to the provisions thereof, then Tenant shall deliver to Landlord plans and specifications stamped "final" by Tenant's architect and marked to reflect field notes and incorporating all changes and revisions), which plans will be annexed to this lease as Exhibits, and Landlord and Tenant shall, upon the request of the other party, execute amendments to this lease incorporating such plans as Exhibits; and

                    (d) lien waivers complying with NRS 108.2457 from all contractors, subcontractors or any other entities or persons performing work or supplying materials or services to the premises in connection with the work.

                (vii) Tenant hereby indemnifies and saves Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant, and from and against any and all liens, bills or claims therefor or levied against the Premises containing the same and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with Tenant's Work.

                (viii) Tenant shall provide written notice to Landlord prior to commencement of any Tenant Work, regardless of whether or not Landlord's consent or approval is required for such Tenant Work, so that Landlord will have an opportunity to record a notice of non-completion pursuant to NRS 108.234. Landlord hereby notifies Tenant that, pursuant to NRS 108.234(4), Tenant must obtain and record a payment and completion bond as provided in NRS 108.234(4) before causing a work of improvement to be constructed, altered or repaired upon the Premises.

        D. Notwithstanding anything contained in this Lease to the contrary and subject to such use satisfying Legal Requirements and the other applicable provisions of this Lease, Tenant shall be entitled, at its sole cost and expense, to use the existing Building roof for an outdoor terrace or cafe, but shall otherwise not be entitled to increase or enlarge the Building beyond its existing building envelope without the consent of Landlord, which may be withheld or denied in its sole and absolute discretion.

6.      FIXTURES AND PERSONALTY.

        All fixtures (other than Tenant's trade fixtures or other Personal Property) installed in the Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon expiration of this Lease, become the property of Landlord and shall remain upon and be surrendered with the Premises. Nothing in this Article 6 shall be construed to give Landlord title to or to prevent Tenant's removal of Tenant's trade fixtures or Personal Property. With respect to any of such items which Tenant is permitted to remove prior to the expiration of this Lease, upon removal thereof from the Premises, Tenant shall immediately and at its expense, repair any damage to the Premises, the Building or the Property due to such removal. All property permitted to be removed by Tenant at the end of the term remaining in the Premises after Tenant's vacating of the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or disposed of as Landlord sees fit. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right to repair, alter, remove, replace or improve any Personal Property owned or leased by Tenant or its employees and located in the Premises. Tenant shall have the right to allow liens, mortgages and other encumbrances to be placed upon any and all items of Personal Property.

7.      OPERATION OF THE BUILDING.

        A. Except as expressly provided elsewhere in this Lease, Tenant, at Tenant's own cost and expense, shall keep the Building in good order and repair, and shall maintain, repair and (if and to the extent necessary) replace all interior and exterior components of the Building, including, without limitation, the electrical, mechanical, plumbing, heating, ventilation and air-conditioning systems of the Building, as well as the grease trap and trash containers located outside of the Building and for which Tenant has been granted an exclusive license pursuant to the terms of this Lease.

        B. Except as set forth below with respect to areas of the Property outside of the Building, Landlord shall not be required to furnish any services or utilities to the Premises or the Building. Tenant shall make its own arrangements for utility services (including, without limitation, all of Tenant's electrical, water, gas, telephone requirements) directly with the utility companies serving the Building.

        C. On the date hereof, Landlord shall succeed to the interest of the landlord under four Landlord's Direct Leases in effect with respect to, respectively, the four units of space located on the first floor of the Building that are not part of the Premises. Tenant shall provide to each Landlord's Direct Tenant the building services that the landlord under such Landlord's Direct Lease is required to provide to the Landlord's Direct Tenant thereunder pursuant to the terms of the existing Sublease. In addition, unless otherwise agreed to by such Landlord's Direct Tenant, such Landlord's Direct Tenant shall continue to have the same exclusive provision of services arrangement with Tenant as such Landlord's Direct Tenant has prior to the date hereof pursuant to the terms of the relevant Sublease (e.g., the right to be the exclusive provider of cigars to the Restaurant). The rents payable under the respective Landlord's Direct Leases shall be paid to, and be the exclusive property of, Landlord, but all payments that are required to be paid thereunder by the Landlord's Direct Tenants for building services shall be paid to Tenant. Landlord shall use commercially reasonable efforts (including, without limitation, the prosecution of legal action) to enforce all such payment obligations of the Landlord's Direct Tenants, or assign to Tenant all rights that Landlord has to enforce such payment obligations.

        D. Landlord, at Landlord's own cost and expense (except as set forth below with respect to the Appurtenant Areas (as such term is defined below), shall keep the areas of the Property adjacent to the Building in good order and repair, and shall maintain, repair and (if and to the extent necessary) replace all such areas, to the extent that they serve the Premises or Tenant's operation of the Restaurant. With respect to the driveway and parking areas located adjacent to the Building that serve the Premises or Tenant's operation of the Restaurant (the "Appurtenant Areas"), Landlord and Tenant shall equitably share the costs of such maintenance, repair and replacement in accordance with their respective use (the "Shared Allocated Expenses"). Tenant shall reimburse Landlord for Tenant's equitable share of such costs within thirty (30) days after the date that Landlord's bill therefor is delivered to Tenant, which bill shall be accompanied by detailed documentation to support such bill. If Landlord and Tenant shall be unable to agree on how to share such costs, either Landlord or Tenant shall have the right to submit the allocation question to binding expedited expert determination in accordance with the provisions of Article 34.C. below (except that all costs of such expedited expert determination shall be shared equally by Landlord and Tenant).

        E. Landlord and Tenant shall allow the Landlord's Direct Tenants to use the Appurtenant Areas and other areas (including bathroom facilities in the Restaurant) without charge, but only if and to the extent that such Landlord's Direct Tenant had the right to do so prior to the date hereof.

8.      MECHANICS' LIENS.

        Tenant shall not permit a mechanic's lien to be placed on any portion of the Premises, the Building or the Property due to work performed or material supplied on behalf of Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant, its successors and assigns, warrant and guarantee to Landlord, its successors and assigns, that if any mechanic's lien shall be filed against all or any portion of the Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, the same shall be discharged by Tenant, by payment, by recording a surety bond as provided in NRS 108.2415, or otherwise, at the sole cost and expense of Tenant, within twenty
(20) days following Tenant's receipt of notice thereof from Landlord. In the event such mechanic's lien is not discharged or bonded over timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by recording a surety bond as provided in NRS 108.2415, and Tenant, promptly following demand, shall reimburse Landlord, as Additional Rent, for all costs, disbursements, fees and expenses, including without limitation, reasonable attorneys' fees, incurred in connection with so discharging said mechanic's lien, and including any reimbursement by Landlord to the surety issuing such bond, and for any amounts paid to any claimant against the bond pursuant to the terms thereof, together with interest at the Default Rate thereon from the time or times of payment until reimbursement by Tenant.

9.      UTILITIES.

        A. Tenant's Responsibility to Furnish. To the extent that utilities, including but not limited to electric, gas and/or water consumed or used with respect to the Premises are currently separately metered or measured and billed by the utility company supplying the foregoing directly to Tenant, neither Landlord nor Tenant shall cause such arrangement to be altered and Tenant shall pay such charges to such company. To the extent that the same are currently not metered separately for Landlord's Direct Tenants, Tenant shall pay the bills for such utilities until there is separate metering, and Tenant shall pay for the cost of separately metering such items to the extent necessary. If, however, separate metering is not possible, and in connection with any Landlord's Direct Lease, Landlord's Direct Tenant needs to obtain such utilities from Tenant, Tenant shall redistribute such utility to the Landlord's Direct Tenant. If, for reasons beyond either party's control, one or more utilities serving Landlord's Direct Tenants and the Premises which has already been separately metered shall no longer be separately metered in the future, Tenant shall provide such utility or utilities to the Landlord's Direct Tenant's premises, and Landlord (or Landlord's Direct Tenant) shall pay for the same to Tenant on the basis of the monthly costs for such utility or utilities during the last calendar year when such utility or utilities were separately metered, provided, however, that such costs shall be increased if and to the extent that there shall have been a rate increase for such utility or utilities. Promptly following the date when such utility or utilities shall no longer be separately metered, Landlord shall furnish Tenant with a copy of the previous year's charges (on the same periodic billing basis) for such utility or utilities, and Landlord shall thereafter pay to Tenant the amount required hereunder on the respective due dates of such periodic bills.

        B. Interruption. Tenant acknowledges that it is arranging for and supplying utility or other services to the Building and Landlord has no obligation to furnish utilities or services to the

Premises. Any interruption, curtailment or change of any utility or service shall not constitute a constructive or partial eviction, nor entitle Tenant to any compensation or abatement of rent. Tenant shall use reasonable commercial efforts to attempt to promptly correct any such interruption or curtailment, to the extent such interruption or curtailment of any utility or service affects any Landlord's Direct Tenant. To the extent such service interruption results from the gross negligence or willful misconduct of Tenant, its agents, servants or employees or from Tenant's failure to comply with its obligations under the Lease, and if Landlord's Direct Tenant ceases conducting business in any portion of the Premises due to such interruption or curtailment, Tenant shall be responsible for reimbursing Landlord for any lost rent or additional rent it otherwise would have received and for such additional losses as Landlord may incur during such period until the earlier of such time as (i) Landlord's Direct Tenant resumes business, or (ii) the interruption or curtailment ceases; provided that, in no event shall Tenant have any greater liability to Landlord's Direct Tenant under the foregoing provisions than Tenant would have under the same circumstances as landlord under the existing subleases. The foregoing shall constitute Landlord's sole remedy relating to the interruption and curtailment of utility service to Landlord's Direct Tenants. Tenant hereby waives all benefits of any applicable existing or future Legal Requirement permitting the termination of this Lease due to any such interruption, curtailment or changes as mentioned in this section. Notwithstanding anything to the contrary contained in this Section 9B, Landlord shall not be released from any liability that Landlord may have to Tenant under other provisions of this Lease if such interruption, curtailment or adverse change of any utility or service shall have been caused by Landlord, or by any of Landlord's agents, servants, employees or contractors.

        C. Energy Conservation Programs. Each party shall comply with energy conservation programs or operational directives relating to reduced power consumption at the Property required, from time to time, by governmental authorities or local utility providers, which programs or directives may include reduced operating hours or reduced utility consumption during certain hours during the day. Tenant's obligation to comply with this Section 9.C. shall be without set-off, abatement or reduction of Minimum Rent or liability to Landlord, in any manner whatsoever.

10.     REAL ESTATE TAXES.

        A. (i) During the Term (but subject to the provisions of Section 10D below), Tenant shall pay, on or before the last day when such amounts are payable without interest or penalty, to the appropriate governmental authorities, all real estate taxes, assessments and water and sewer rents and all personal property taxes, business and occupancy taxes, sales taxes imposed on leases or rents, license and permit fees, and any other charges whether or not now customary or within the contemplation of the parties, whether similar or dissimilar to anything heretofore enumerated, together with any interest and penalties imposed thereon, assessed or levied against the Building or any portion thereof (collectively, "Building Taxes"). If any Building Taxes may legally be paid in installments (without interest or penalty charges accruing), Tenant may pay such assessment in installments. Tenant shall be liable only for Building Taxes (or installments thereof) that become due and payable with respect to any tax or assessment period occurring in whole or in part during the Term hereof; provided, however, that any such real estate taxes, assessments and water and sewer rents or other Building Taxes assessed against the Building for the fiscal or tax year in which the Term shall expire shall be apportioned so that Tenant shall pay those portions thereof which correspond with the portion of such year as are within the Term.

               (ii) If the Building and the footprint of Land upon which the Buildings stands (collectively, the "Building Area") shall be designated as a separate tax lot (i.e., a different tax lot than any other portion of the Property), then, from and after the date that such designation shall be made, all of the provisions set forth in Section 10A(i) above relating to Tenant's obligation to pay Taxes with respect to the Building shall be deemed to apply to the entire Building Area ("Building Area Taxes").

        B. (i) Landlord shall pay, on or before the last day when such amounts are payable without interest or penalty, to the appropriate governmental authorities, all real estate taxes, assessments and water and sewer rents and all personal property taxes, business and occupancy taxes, sales taxes imposed on leases or rents, license and permit fees, and any other charges whether or not now customary or within the contemplation of the parties, whether similar or dissimilar to anything heretofore enumerated, together with any interest and penalties imposed thereon, assessed or levied against the Property other than the Building (collectively, "Property Taxes"). If any Property Taxes may legally be paid in installments (without interest or penalty charges accruing), Landlord may pay such assessment in installments.

                (ii) If the Building Area shall be designated as a separate tax lot, then, from and after the date that such designation shall be made, Property Taxes shall be deemed to exclude Building Area Taxes.

        C. During the Term, all of the Landlord's Direct Tenants (other than tenants under the existing Landlord's Direct Leases) shall be obligated to pay their proportionate shares of Building Area Taxes to Tenant. Landlord shall use commercially reasonable efforts (including, without limitation, the prosecution of legal action) to enforce all such payment obligations of the Landlord's Direct Tenants, or assign to Tenant all rights that Landlord has to enforce such payment obligations. With respect to the existing Landlord's Direct Leases, Landlord shall pay (in accordance with the time schedule set forth in Section 10D below) the cumulative proportionate share attributable to all of the space in the Building that is subject to the existing Landlord's Direct Leases (which cumulative proportionate share shall be deemed to be 7.188%) of Building Area Taxes to Tenant, or, alternatively, Tenant may offset the amount thereof against any payments for Taxes that Tenant is required to make to Landlord pursuant to the provisions of this Article 10.

        D. Landlord and Tenant shall cooperate with each other for the purpose of causing the Building Area to be designated as a separate tax lot. If and for so long as the Building Area shall not be designated as a separate tax lot, Landlord shall be responsible for the payment of both Property Taxes and Building Area Taxes to the relevant taxing authority, and Landlord and Tenant shall seek to determine the Building's equitable share, based on relative values, of the combined amount of Property Taxes and Building Area Taxes. Tenant shall pay to Landlord the amount that represents the Building's equitable share of the combined amount of Property Taxes and Building Area Taxes on the later of
(i) five (5) days before the last day when the Property

Taxes are payable without interest or penalty, and (ii) the thirtieth (30th) day after the date that Landlord's bill therefor is delivered to Tenant, which bill shall be accompanied by a copy of the taxing authority's bill and the basis for the allocation to the Building Area. If Landlord and Tenant shall be unable to agree on the basis for such allocation, either Landlord or Tenant shall have the right to submit the allocation question to binding expedited expert determination in accordance with the provisions of Article 34.C. below (except that all costs of such expedited expert determination shall be shared equally by Landlord and Tenant). Until the initial allocation shall be determined by such expedited expert determination, Tenant shall be responsible for seventy-five (75%) percent of the combined amount of Property Taxes and Building Taxes, and Landlord shall be responsible for twenty-five (25%) percent of the combined amount of Property Taxes and Building Taxes. If the allocation made pursuant to such expedited expert determination shall disclose that either party has overpaid its equitable share of Taxes by more than five (5%) percent, then, within ten (10) days following such determination, the recipient of the overpayment shall refund such overpayment (without interest) to the party who shall have made such overpayment. Following the initial allocation, each party shall have the right, from time to time, to ask for a new allocation based on new or changed circumstances.

        E. During the Term, Tenant shall be obligated to pay to Landlord Tenant's equitable share of the Property Taxes allocable to the Appurtenant Areas, subject to the same payment and allocation procedures set forth in
Section 10.D. above.

        F. If and for so long as the Building Area shall not have been designated as a separate tax lot, Landlord agrees to consult with a real estate tax consultant or advisor engaged by Landlord from time to time and, in the exercise of reasonable and prudent ownership judgment, Landlord shall contest any unreasonable tax assessment applicable to Building Area Taxes if and to the extent such tax counsel advises Landlord that a reasonable basis exists therefor. Tenant shall reimburse Landlord for an equitable share of the costs of such contest (unless the same shall be deducted from any refund or credit, in which case such costs, as well as such refund or credit, shall be allocated equitably between Building Area Taxes and Property Taxes). Any dispute as to what constitutes an equitable share shall be subject to the relevant procedures set forth in Section 10D above.

11.     INDEMNITY; INSURANCE.

        A. Tenant's Indemnity. Except if and to the extent that the same shall be caused by the negligence or willful misconduct of Landlord or any of Landlord's principals, officers, agents, contractors, servants, employees, licensees and invitees, Tenant covenants and agrees to indemnify and save Landlord and its principals, partners, officers, members, affiliates and employees, disclosed or undisclosed, harmless from and against any and all claims, losses, damages (excluding consequential damages) or expenses (including, without limitation, reasonable attorneys' fees and expenses) or other liability arising during the term of this Lease resulting from (i) the performance of any Tenant Work, or the possession, use, occupancy, management, repair, maintenance or control of the Premises or any part thereof by Tenant or any of its subtenants, concessionaires, licensees, subtenants, invitees, visitors or assignees, or its or their employees, agents, visitors, invitees, contractors or subcontractors of any tier; or (ii) any act or omission of Tenant (alleged or otherwise), or of any of its subtenants, concessionaires, licensees, subtenants, invitees, visitors or assignees, or its or their employees, agents, visitors, invitees, contractors or subcontractors of any tier; or (iii) any injury to person or property or loss of life sustained in or about the Premises or any part thereof; or (iv) Tenant's failure to diligently investigate and promptly notify Landlord with respect to any of the foregoing, including, without limitation, any expenses incurred by Landlord in the event that an insurance carrier disclaims coverage on the basis of "late notice" due to Tenant's failure to comply with this Section 11A. Tenant shall, at its own cost and expense and by counsel approved by Landlord, which approval shall not be unreasonably withheld (and with counsel to Tenant's insurer being hereby approved), defend any and all actions, suits and proceedings which may be brought against Landlord with respect to or in connection with any of the foregoing, and Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against, Landlord, or its respective principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing. The commercial general liability coverage maintained by Tenant pursuant to this Lease shall specifically insure the contractual obligations of Tenant as set forth in this Article and/or as provided in this Lease.

B.      Tenant's Insurance Obligations.

                (i) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing on the Commencement Date and continuing throughout the Term of this Lease, insurance policies providing for the following coverages: (a) commercial general liability and property damage insurance insuring against loss or liability for personal injury, death or property damage, with minimum liability limits in the amount of Two Million ($2,000,000.00) Dollars based on year 2005 dollars for personal injury or death of any one person, Five Million ($5,000,000.00) Dollars based on year 2005 dollars for two or more persons in any one occurrence and Two Million ($2,000,000.00) Dollars based on year 2005 dollars for damaged property resulting from any one occurrence; (b) standard "all risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage, lighting, earthquake (with commercially reasonable sublimits, currently $10 million), windstorm, explosion, riot, riot attending a strike, civil commotion, damage from aircraft and vehicles and smoke damage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State and as are customarily carried by occupants of similar facilities, insuring (on a replacement value basis) the Building, all equipment and improvements and all alterations, replacements, changes and additions thereto, located on or appurtenant to the Premises, and all merchandise, trade fixtures, furnishings and equipment of Tenant located in, on or about the Premises (with any and all proceeds of such insurance, so long as this Lease shall remain in effect, to be used only to repair or replace or pay for the items so insured); (c) products liability insurance for merchandise offered for sale or lease from the Premises, including liquor liability coverage and coverage for liability arising out of the consumption of food and alcoholic beverages on or obtained at the Premises, of not less than Two Million ($2,000,000) Dollars per occurrence for personal injury and death and property damage; (d) workers' compensation coverage as required by law; (e) with respect to Tenant's Work, alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builder's risk insurance in amounts satisfactory to Landlord in its reasonable judgment, and
(f) business interruption insurance, with Landlord designated as a co-loss payee, as its interest may appear, and (in implementation thereof) including direction that all payments to the extent of an amount equal to Tenant's total Minimum Rent and Taxes obligation for twelve (12) full months under this Lease, be made to Landlord.

                (ii) All insurance policies herein to be procured by Tenant shall: (a) be issued by insurance companies reasonably satisfactory to Landlord and authorized to do business in the State (it being agreed that the insurance companies being utilized by Tenant on the date hereof shall be deemed satisfactory to Landlord); (b) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry, and that any coverage carried by Landlord therefor shall be excess insurance; and (c) insure and name Landlord and any of its mortgagees and any parties in interest designated by Landlord as additional insureds, as their respective interests may appear (except with respect to workers' compensation insurance). Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date, and before any such insurance policy shall expire, Tenant shall deliver to Landlord upon Landlord's written request a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Lease and containing provisions specified herein. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, (x) unless Landlord shall first have been given ten (10) days' prior written notice thereof, the insurer will not cancel or terminate the coverage provided by such insurance policy for reason of non-payment, and (y) unless Landlord shall first have been given thirty (30) days' prior written notice thereof, the insurer will not otherwise cancel or materially change the coverage provided by such insurance policy. The term "insurance policy" as used in this Article 11 shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail to promptly furnish any insurance coverage hereunder required to be procured by Tenant, and if such failure shall continue for a period of not less than ten (10) days following written notice thereof to Tenant, Landlord, at its sole option, shall have the right to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately due and payable by Tenant to Landlord as Additional Rent.

                (iii) Any insurance required to be carried by Tenant pursuant to the provisions of this Lease may be written as either a primary or umbrella policy (or both) and may be carried under a blanket policy or policies covering the Premises and other locations of Tenant and/or Tenant Affiliates, provided that each such policy shall in all respects comply with the provisions of this
Section 11B and shall set forth the specific dollar amount of the coverage of such policy that is applicable solely to the Premises, and such dollar amount shall not be less than the amount required pursuant to this Section 11B.

        C. Landlord's Indemnity. Except if and to the extent that the same shall be caused by the negligence or willful misconduct of Tenant or any of Tenant's principals, officers, agents, contractors, servants, employees, licensees and invitees, Landlord covenants and agrees to indemnify and save Tenant and its principals, partners, officers, members, affiliates and employees, disclosed or undisclosed, harmless from and against any and all claims, losses, damages (excluding consequential damages) or expenses (including, without limitation, reasonable attorneys' fees and expenses) or other liability arising during the term of this Lease resulting from (i) the performance of any construction on the Property, or the possession, use, occupancy, management, repair, maintenance or control of the Property or any part thereof by Landlord or any of its tenants, concessionaires, licensees, subtenants, invitees, visitors or assignees, or its or their employees, agents, visitors, invitees, contractors or subcontractors of any tier; or (ii) any act or omission of Landlord (alleged or otherwise), or of any of its tenants, concessionaires, licensees, subtenants, invitees, visitors or assignees, or its or their employees, agents, visitors, invitees, contractors or subcontractors of any tier; or (iii) any injury to person or property or loss of life sustained in or about the Property (excluding the Building); or (iv) Landlord's failure to diligently investigate and promptly notify Tenant with respect to any of the foregoing, including, without limitation, any expenses incurred by Tenant in the event that an insurance carrier disclaims coverage on the basis of "late notice" due to Landlord's failure to comply with this Section 11C. Landlord shall, at its own cost and expense and by counsel approved by Tenant, which approval shall not be unreasonably withheld (and with counsel to Landlord's insurer being hereby approved), defend any and all actions, suits and proceedings which may be brought against Tenant with respect to or in connection with any of the foregoing, and Landlord shall pay, satisfy and discharge any and all judgments, orders and decrees which may be made or entered against, Tenant, or its respective principals, disclosed or undisclosed, with respect to, or in connection with, any of the foregoing. The commercial general liability coverage maintained by Landlord pursuant to this Lease shall specifically insure the contractual obligations of Landlord as set forth in this Article and/or as provided in this Lease. Landlord's indemnity hereunder shall not be applicable to the acts or omissions of any Landlord's Direct Tenants.

        D. Landlord's Insurance Obligations. Landlord, at Landlord's expense, shall maintain at all times during the Term, with a reputable insurance company licensed to do business in the State and otherwise satisfactory to the holder of any first mortgage on the Property, commercial general liability insurance against all claims, demands or actions for injury to or death of person or property having a limit of not less than $10,000,000 per occurrence and/or in the aggregate, including products liability, contractual liability and independent contractors' coverage, with broad form endorsement, arising from or related to, or in any way connected with the conduct of Landlord, the operation of Landlord's business in the Property (excluding the Premises) and/or caused by the acts or omissions of Landlord, and/or Landlord's employees, agents, servants and contractors. Said insurance policy shall (i) name Tenant as an additional insured, as its interest may appear, and (ii) be written as primary policy coverage and non-contributing with respect to any coverage that Tenant may carry, and that any coverage carried by Tenant therefor shall be excess insurance. Certificates of all such insurance and evidence of payment thereof, or duly executed duplicates of the policy, shall be furnished by Landlord to Tenant on or before the Commencement Date, and not less than 30 days prior to the expiration of the term (and each renewal term) of such coverage. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Landlord's insurance coverage, shall be deemed to limit or restrict in any way Landlord's liability arising under or out of this Lease. With respect to the insurance policy required to be procured by Landlord, on or before the Commencement Date, and before such insurance policy shall expire, Landlord shall deliver to Tenant upon Tenant 's written request a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Lease and containing provisions specified herein. The insurance policy required to be carried hereunder by Landlord shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Tenant shall first have been given thirty (30) days' prior written notice thereof, the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy.

12.     WAIVER OF SUBROGATION.

        Notwithstanding anything to the contrary in this Lease, each party hereby releases the other party (which term as used in this Article includes the employees, agents, partners, members, shareholders, officers and directors (hereinafter, collectively, the "Related Parties") of the other party) from all liability, whether for negligence or otherwise, in connection with loss to the extent covered in whole or in part by any fire and/or extended coverage insurance policies which the releasor is required by this Lease to carry or carries with respect to the Property or the Building, or any interest or property in or on the Property or the Building. Each party agrees that its insurance policies aforesaid will include a waiver by insurer of all of its rights of subrogation against Landlord, Tenant and their respective Related Parties.

13.     EXCULPATORY CLAUSE.

        Notwithstanding anything contained in this Lease, at law or in equity to the contrary, it is expressly understood, acknowledged and agreed by Tenant that there shall at no time be or be construed as being any personal liability by or on the part of Landlord under or in respect of this Lease or in any wise related hereto or the Premises; it being further understood, acknowledged and agreed that Tenant is accepting this Lease and the estate created hereby upon and subject to the understanding that it shall not enforce or seek to enforce any claim or judgment or any other matter, for money or otherwise, personally against Landlord or any officer, director, stockholder, partner, member, principal (disclosed or undisclosed), representative or agent of Landlord, but shall look solely to the equity of Landlord in the Property, and not to any other assets of Landlord, for the satisfaction of any and all remedies or claims of Tenant in the event of any breach by Landlord of any of the terms, covenants or agreements to be performed by Landlord under this Lease or otherwise; such exculpation of any officer, director, stockholder, partner, member, principal (disclosed or undisclosed), representative or agent of Landlord from personal liability as set forth in this Article to be absolute, unconditional and without exception of any kind.

14.     CASUALTY AND CONDEMNATION.

        A.      Casualty

                1. Continuance of Lease. Subject to the provisions of Section 14.A.4. below, in the event of any damage to the Building by fire or other casualty, this Lease shall not be terminated or otherwise affected.

                2. Reconstruction. If the Building is damaged by fire or other casualty, then (i) all fire and extended coverage insurance proceeds from policies carried by Tenant with respect to the Building ("Insurance Proceeds") shall be held in escrow by Tenant (subject to the provisions of Section 14.A.3 below) and be made available for payment of the cost of repairing and (if and to the extent necessary) reconstructing the Building, (ii) the Building shall be promptly repaired or (if and to the extent necessary) reconstructed, and (iii) the Minimum Rent and other charges payable by Tenant to Landlord shall not be abated. All permits required in connection with said repairs and reconstruction shall be obtained by Tenant and shall be paid for from the Insurance Proceeds. Any amount which must be expended by Tenant to repair and restore the Premises in excess of the Insurance Proceeds shall be the sole obligation of Tenant. Tenant shall be obligated to repair and/or reconstruct the Building at least substantially to the condition that the Building was in prior to the occurrence of such damage, and Tenant shall be required to pay for the costs in excess of any insurance proceeds. In connection with any repair or restoration hereunder, Tenant shall be required to satisfy the Tenant's Work provisions of Article 5.C. above.

                3. Mortgagee's Rights. Landlord's institutional mortgagee of the Property shall have the right to require Tenant to deposit all Insurance Proceeds with a bank or trust company selected by such mortgagee (which may be such mortgagee) (the "Depository"), and whose reasonable fees shall by paid by Tenant. The Depository shall hold all Insurance Proceeds and shall disburse the same in accordance with then customary practices in the State relating to the disbursement of insurance proceeds to a triple-net lessee obligated to reconstruct a building. Unless Tenant shall exercise the termination right set forth in Section 14.A.4 below, such mortgagee shall have no right to require the Insurance Proceeds (or any portion thereof) to be applied for any purpose other than the repair and/or reconstruction of the Building.

                4. Tenant's Termination Right. If damage that occurs during the last two (2) years of the Term is such that, in the reasonable judgment of Tenant there is or will be substantial and material interference with the conduct by Tenant of its business at the Premises, and the anticipated time for completion of the repairs that will permit Tenant to resume normal business operations exceeds one hundred eighty (180) days from the date of the damage, then, provided that Tenant shall pay Landlord an amount sufficient to complete the repair or restoration of such damage (whether from insurance proceeds or otherwise), Tenant may on notice to Landlord ("Tenant's Termination Notice") delivered within forty-five (45) days after the date of the damage, terminate this Lease effective thirty (30) days after receipt of Tenant's Termination Notice by Landlord. Any dispute regarding the sufficiency of proceeds or otherwise under the provisions of this Section 14.A.4 shall be resolved by arbitration in accordance with the provisions of Article 34.B. hereof.

        B. Condemnation. If all of the leaseable space in the Premises, or the primary means of access to the Premises, shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding, and all Minimum Rent and Additional Rent shall be prorated to such date. If more than ten (10%) percent of the leaseable space in the Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, and if Tenant reasonably determines that it is no longer economical to operate the Restaurant in the Premises, then and in that event, Tenant shall have the right to terminate the Lease, in which case the term of this Lease shall cease and terminate from the date of title vesting in such proceeding, and all Minimum Rent and Additional Rent shall be prorated to such date. In the event of any such termination, Tenant may claim, prove and receive such awards as may be allowed for the value of Tenant's leasehold, Tenant's moving expenses, personal property, fixtures, equipment and any other property installed or paid for by Tenant in the Premises or other related or compensable costs (collectively, a "Tenant Award"), except that, if separate awards shall not be made for the Building and the remainder of the Property, Landlord shall be entitled to receive the value of the Land (unencumbered and not benefited by this leasehold) and the value of such Landlord Direct Leases as shall then exist, out of the condemnation award prior to Tenant being entitled to receive any Tenant Award. In the event of a temporary taking of the use of the Premises or any part thereof, this Lease shall remain in full force and effect, and there shall be no abatement of Minimum Rent or Additional Rent, but Tenant shall be entitled to receive the entire award therefor (except as may be paid for such Landlord Direct Leases as shall then exist) as may be paid for the period of taking that occurs within the Term, and Landlord shall be entitled to receive such portion of the award therefor as may be paid for the period of taking that occurs after the expiration of the Term.

15.     FINANCING REQUIREMENTS.

        If, in connection with obtaining financing or refinancing for the Property of which the Premises forms a part, a bank, insurance company or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, including, without limitation, to the extent that Tenant may be reasonably required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be reasonably required for such lender to obtain possession of the Property, provided such lender timely notifies Tenant of its intention to cure such default and thereafter diligently prosecutes such cure until completed, provided, however, that such modifications do not increase the obligations or decrease the rights of Tenant hereunder or adversely affect the leasehold interest hereby created or interfere with or otherwise impair Tenant's ability to operate the Restaurant in Tenant's accustomed method of operation (in each of the foregoing cases, other than in a de minimis manner), or increase any of Tenant's monetary obligations under the Lease.

16.     SPRINKLERS.

        If after the Commencement Date, based upon a change in applicable law or regulations, if any bureau, department or official of the federal, state or local government requires any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in or to the existing sprinkler or alarm system in the Premises by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make such system changes, modifications, alterations, and supply additional heads or other equipment as required whether the work involved shall be structural or non-structural in nature.

17.     COMPLIANCE WITH LAWS.

        Tenant covenants and agrees to comply promptly, at Tenant's sole cost and expense, with all present and future Legal Requirements and with the directives of all federal, state and local governments, departments, commissions and boards which shall impose any violation, order or duty with respect to the Premises upon Landlord or Tenant arising out of Tenant's use or manner of use thereof, including, but not limited to, all Legal Requirements pertaining to ADA, fire protection, smoke protection and security requirements.

18.     PERMITS AND FEES.

        If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and upon request submit a copy of the same for inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit. Tenant shall neither do nor omit to be done on the Premises anything as a result of which any liquor license or other license may expire or be forfeited, suspended or imperiled. Tenant shall conduct the business carried on in the Premises in a lawful, proper and orderly manner with such staff as shall be necessary to supervise the conduct of all persons in or about the Premises from time to time and establish and preserve the good character of the Premises with the licensing authorities and the public. Tenant shall do all things necessary to maintain and from time to time renew its liquor license and not do or permit or suffer to be done anything which will prejudice the future grant or renewal of such license and comply with all requirements and recommendations from time to time of the licensing authority (including any general conditions contained in any rules of management issued by any local authority). Tenant shall not agree to any exclusive arrangement or tie with any liquor supplier in respect of the Premises that will extend past the expiration or termination of the term of this Lease.

19.     HAZARDOUS SUBSTANCES.

        A. Tenant covenants and agrees that no activities undertaken by Tenant, its employees, contractors, representatives and agents, on or about the Property shall violate any Legal Requirement (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, governing the use, storage, transportation and disposal of any hazardous substances, including petroleum, petroleum products and other petrochemicals, asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials or waste (hereinafter collectively referred to as "Hazardous Substances"). Tenant further covenants and agrees to indemnify, protect and save

Landlord and any mortgagee harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, legal and experts' fees and disbursements) which may at any time be imposed upon, incurred by, asserted, claimed or awarded against Landlord and any mortgagee and arising from or out of any Hazardous Substances on, in, under or affecting (x) all or any portion of the Property (including the Building) introduced during the term of this Lease, or (y) all or any portion of the Building and the footprint of Land upon which the Buildings stands introduced prior to the term of this Lease, in each case by, or on behalf of, Tenant, any subtenant, assignee or licensee of the Premises, which indemnity shall include, without limitation, (i) the costs of handling, storage and disposal of any and all such Hazardous Substances from all or any portion of the Property or the Premises, (ii) additional costs required to take necessary precautions to protect against the release of such Hazardous Substances on, in, under or affecting the Property or the Premises, into the air, any body of water, any other public domain or any surrounding areas and (iii) any costs incurred to comply, in connection with all or any portion of the Property or the Premises, with all applicable Legal Requirements with respect to such Hazardous Substances. Tenant represents and warrants to Landlord that Tenant has investigated the Premises to its full satisfaction with respect to Hazardous Substances and, in addition, to and not by way of limitation of, the provisions of Section 2.A. above, Tenant has accepted the Premises in its "as is" condition. The provisions of this Article 19 shall survive the expiration or sooner termination of this Lease.

        B. Landlord covenants and agrees that no activities undertaken by Landlord, its employees, contractors, representatives and agents, on or about the Property shall violate any Legal Requirement (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, governing the use, storage, transportation and disposal of any Hazardous Substances. Landlord further covenants and agrees to indemnify, protect and save Tenant harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, legal and experts' fees and disbursements) which may at any time be imposed upon, incurred by, asserted, claimed or awarded against Tenant and arising from or out of any Hazardous Substances on, in, under or affecting all or any portion of the Property or the Premises introduced during the term of this Lease by, or on behalf of Landlord or any Landlord Direct Tenant, or any subtenant, assignee or licensee of any Landlord Direct Space, including, without limitation (i) the costs of handling, storage and disposal of any and all such Hazardous Substances from all or any portion of the Property or the Landlord Direct Space, (ii) additional costs required to take necessary precautions to protect against the release of such Hazardous Substances on, in, under or affecting the Property or the Landlord Direct Space, into the air, any body of water, any other public domain or any surrounding areas and (iii) any costs incurred to comply, in connection with all or any portion of the Property or the Landlord Direct Space, with all applicable Legal Requirements with respect to such Hazardous Substances. Tenant represents and warrants to Landlord that Tenant has been the sole occupant of the Premises and the Building (except for the Landlord's Direct Tenants' space) under the Ground Lease.

20.     TENANT'S BUSINESS OPERATION.

        Tenant acknowledges that the Restaurant has been developed and is maintained as part of a world-class, unique and original restaurant franchise known as "Smith & Wollensky". Tenant hereby agrees that:

        A. Tenant's Operations. The Restaurant to be operated by Tenant in the Premises and the kind and quality of Tenant's food, beverages and services will be first class and reputable in every respect, and will be of levels of quality, service, appearance and operation consistent therewith and as provided in the sixth whereas clause. Landlord and Tenant agree that the name to be used with respect to the Restaurant to be operated at the Premises shall be "Smith and Wollensky" unless Tenant shall elect to change the name of the Restaurant or unless this Lease shall be assigned or sublet in accordance with the provisions of this Lease, provided, however, that, in all such cases, the new name of the Restaurant shall be commensurate with the renown and quality of Smith & Wollensky, and the operations thereunder shall meet the standards set forth for the Restaurant pursuant to this Lease. Landlord shall not have the right to utilize the Restaurant name in advertisements or promotional materials related to the Property, or with respect to any other purpose, without the consent of Tenant, which consent may be granted or withheld in Tenant's sole and absolute discretion.

        B. Service. Restaurant service in the Premises shall be by waiters and waitresses only, at tables with chairs or banquettes. There shall be no counter service, cafeteria style service or self service whatsoever, but the foregoing is not intended to prohibit Tenant from serving food at the liquor bar or any other type of food bar in the Premises, so long as it satisfies the standards set forth in this Lease for the Restaurant.

        C. Tenant's Employees. Tenant shall have the sole right and obligation to hire, dismiss, supervise and set the pay rates for all employees involved in the operation of the Premises. Tenant agrees and acknowledges that the conduct, appearance and performance of its employees will have a substantial effect on the operation, success and reputation of the Premises, and accordingly, Tenant agrees to require its employees to conduct themselves in a manner that is substantially commensurate with a first class tablecloth, high quality restaurant and otherwise with the manner in which Tenant's employees conduct themselves as of the date hereof.

        D. Noise and Odors. Tenant covenants and agrees that throughout the term of this Lease, it shall not suffer, allow or permit any obnoxious odors, undue vibrations or other undesirable effects or incidents of its business to emanate from the Premises. Notwithstanding the foregoing, Landlord acknowledges that the operation of the Restaurant produces strong cooking fumes, smoke and odors, and agrees that Tenant shall not be required to take any action or incur any expense to reduce or otherwise mitigate such cooking fumes, smoke or odors. If Landlord shall desire to install odor reducing equipment in the Premises, Landlord shall have the right to do so, provided that: (i) Tenant shall have the right to reasonably determine the location of such equipment, (ii) such equipment shall not, in Tenant's reasonable determination, interfere with the operation of the Restaurant or mar the appearance of either the interior or the exterior of the Restaurant, (iii) such equipment shall be installed by Landlord at Landlord's own cost and expense, and only during the month of July or August, on not less than sixty (60) days prior notice to Tenant, which installation shall be performed in coordination with Tenant's reasonable requirements so as to minimize interference with Tenant's business operations, (iv) Tenant, at Landlord's cost and expense, shall be responsible for the maintenance, repair and replacement of such equipment, and all components thereof, and Landlord shall reimburse Tenant, within twenty (20) days after rendition of a reasonably itemized bill therefor, for all reasonable costs thereof, and (v) Landlord shall reimburse Tenant, within twenty (20) days after rendition of a reasonably itemized bill therefor, for all additional costs (e.g., electricity costs) of operating the Restaurant or the Premises resulting from the presence and/or operation of such equipment.

        E. Additional Covenants. Throughout the term of this Lease, Tenant shall:

           (i) maintain all chemical extinguishing devices in the Premises under service as required by the relevant authorities, insurers and Legal Requirements.

           (ii) not perform any act or carry on any practice which shall damage or deface the Premises or any other part of the Building.

           (iii) not operate on the Premises or in any part of the Property any coin or token-operated vending machine or similar device (including, without limitation, pay lockers, pay toilets, scales, and machines for the sale of beverages, foods, candy, cigarettes or other merchandise and/or commodities), except that Tenant may have pay telephones and slot machines and other gambling devices in the Premises.

           (iv) not use or occupy the Premises for any purpose which will injure the reputation of said Premises.

           (v) not suffer, allow or permit the erection or display in, on or from the Premises so that the same may be visible to persons outside of the Premises, any exhibits, banners, decorations, flags, bunting or any other similar or dissimilar kind or form of description or display (collectively "Signage"), except for the Existing Sign (as hereinafter defined) and other signage that is substantially similar to the signage that is currently featured in the Restaurant.

           (vi) not permit any business to be operated in or from the Premises or the Property by any concessionaire or licensee that would otherwise violate Tenant's operating covenants in this Article 20 or elsewhere in this Lease without the prior written consent of Landlord in each instance which shall be subject to the Landlord's sole and absolute discretion.

        F. Hours of Operation. Subject to any and all applicable Legal Requirements, including, but not limited to, any restrictions on hours of operation imposed by local ordinance or the applicable liquor license, the Premises shall be open as Tenant shall determine in Tenant's reasonable discretion, provided that the hours of operation shall be substantially commensurate with Tenant's hours of operation as of the date hereof. Notwithstanding the foregoing, Tenant shall have the right, at any time and from time to time, to discontinue serving lunch.

        G. Outside Cafe. Landlord acknowledges that Tenant has advised Landlord that Tenant operates an outdoor dining area (the "Outside Cafe") consisting of thirty-six (36) seats and comprising approximately 600 square feet, and Landlord agrees that, for all purposes hereunder (but only to the extent permitted by the Legal Requirements), the Outside Cafe may continue to be operated as part of the Premises. In addition, to the extent that Tenant leases additional space in the Building, and there is adjacent to that space sidewalk area that would be suitable for an extension of the Outdoor Cafe, Tenant shall have the right, subject to compliance with Legal Requirements, to expand its Outdoor Cafe accordingly and operate it as part of the Premises. Tenant shall have the right, at any time and from time to time, to cease operating the Outdoor Cafe.

        H. Dispute Resolution. Any dispute regarding the rights of Landlord or Tenant under the provisions of this Article 20 or of Article 22 below shall be resolved by binding expedited expert arbitration in accordance with the provisions of Article 34.C. below.

21.     SIGNAGE.

        A. Except as specifically set forth herein, Landlord hereby agrees that Tenant shall be entitled to place on the exterior of the Building such signage as Tenant may choose for the purpose of identifying the Restaurant, so long as such signage satisfies the quality and standards required in respect of the Restaurant. Tenant agrees that Tenant is solely responsible for the obligation to maintain Tenant's signage, and Tenant covenants and agrees to indemnify and hold Landlord harmless from and against any and all damages and liability in connection with any sign or signs Tenant may erect.

        B. Landlord shall have the right to have Landlord's Direct Tenants place signage on the Building in accordance and in a manner consistent with the signage size, location, style and quality currently existing, and any changes reasonably required in connection therewith, so long as such signage is prepared in a manner consistent with the rules and regulations of the Landlord's Direct Leases and the Building as set forth in Landlord's Direct Leases and shall be in a manner consistent with the signage size, location, style and quality currently existing. All necessary permits relating thereto shall be obtained by Landlord at its sole cost and expense. Tenant shall have no obligation whatsoever with respect to any signage of Landlord's Direct Tenants.

22.     FOOD OPERATION PROVISIONS.

        A. Systems Maintenance. In addition to, and not by way of limitation of, the terms and conditions of Article 7 of this Lease, Tenant, at its sole cost and expense and throughout the term of this Lease, shall maintain and keep in good order and condition:

           (i) the duct work, ventilating and ozonating systems and equipment in or servicing the Premises, including all additions and replacements thereto, in good and efficient condition and in proper state of repair.

           (ii) all flues, ducts, exhaust fans (including a rooftop exhaust fan) or other similar exhaust devices, and Tenant shall cause all flues, ducts and exhaust fans which service the Premises to be repaired, maintained, and cleaned by a licensed maintenance contractor, and kept reasonably clear of all dirt, dust and grease at least once every calendar quarter, and more frequently if necessary. Tenant shall, at its sole cost and expense, make all necessary repairs, changes and replacements in and to the said flues, exhaust fan and ventilating system, and keep and maintain the same in good order and condition and in compliance with (a) applicable Legal Requirements and (b) all directions of any public officer or officers pursuant to such Legal Requirement.

           (iii) the "ansul system" or equal fire protection system in the Premises, as may be required by applicable Legal Requirements. Tenant shall, at its sole cost and expense, make all necessary repairs, changes and replacements in and to the said ansul system and keep and maintain the same in good order and condition and in compliance with (a) all applicable Legal Requirements and (b) all directions of any public officer or officers pursuant to any Legal Requirement.

        B. Extermination Services. Tenant shall keep the Premises free from infestation from vermin and other pests, and shall conduct its operations in a manner conducive to such result, and Tenant shall, at its sole cost and expense, cause the Premises to be exterminated, on a frequent and regular basis and as often as necessary but in no event less than twice during each calendar month. In furtherance of the foregoing, Tenant, at its sole cost and expense, shall maintain an extermination contract with an exterminator approved by Landlord, which approval shall not be unreasonably withheld, in full force and effect (a copy of which contract shall be delivered to Landlord). Tenant's failure to promptly remedy and cure any unclean or unsanitary condition after notice from Landlord shall constitute a breach of a material obligation by Tenant of this Lease, and Landlord shall have the right, but not the obligation, upon notice to Tenant to perform at the expense of Tenant whatever extermination or other work it deems necessary in order to cure or remedy such condition.

        C. Drains and Grease Trap. Tenant shall maintain any sanitary and sewer lines in the Premises which exclusively serve the Premises, if any, and shall not misuse plumbing facilities or dispose of any foreign substances therein. Tenant shall take reasonable steps to not permit any food, waste, chemical, chemical waste, chemical by-product or other such material or other foreign substances to be disposed of, thrown or drawn into the pipes. Tenant will be responsible for all expenses, losses and damages incurred by Landlord by reason of Tenant's misuse of, or negligent or careless operations which result in the obstruction of drains, waste and sewer pipes and mains in or servicing the Premises, or any part thereof. Tenant shall maintain, at its own cost and expense, grease traps in all waste lines of the Premises including the drains and sinks for the purposes of preventing an accumulation of grease in all waste lines.

        D. Cleaning. The entire Premises, including, without limitation, any doors, interior and exterior portions of any windows and all other glass constituting a portion of the Premises, are to be kept clean by Tenant, at its sole cost and expense, in a manner substantially commensurate with the manner in which such cleaning is performed as of the date hereof.

        E. Removal of Garbage. Tenant, at its sole cost and expense, is responsible for the storage and removal of Tenant's garbage. Tenant further agrees not to permit the accumulation (unless in concealed metal or plastic containers) of any rubbish or garbage in, on or about any part of the Premises. Tenant shall arrange for the daily removal of any accumulated rubbish or garbage either at the time that such garbage or rubbish is currently collected or disposed of, or, if the carter that Tenant uses requires a different time period, then such other time period. Tenant shall not encumber or obstruct, or permit to be encumbered or obstructed, the street and sidewalk adjacent to or abutting upon the Premises or any other portion of the Building. The handling of any refuse, rubbish, garbage or waste by Tenant, its agents, employees and contractors, shall be done in a manner that is substantially commensurate with the manner in which such handling is done as of the date hereof.

        F. Sorting and Separation of Refuse and Trash. Tenant shall, at its sole cost and expense, comply with all present and future Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by Legal Requirements. If and to the extent required by the applicable Legal Requirements, each separately sorted category of waste products, garbage and trash shall be placed in separate receptacles. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any of the provisions of this
Section 22.F. and, Tenant, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable attorneys' fees and expenses) from and against any actions, claims and suits arising from such non-compliance.

        G. Deliveries. All deliveries to the Premises shall be made only through the loading dock area of the Building. No deliveries may be made through the front of the Building.

23.     OPENING AND CONTINUOUS OPERATION.

        Tenant agrees that Tenant shall open the Premises to the public for business beginning with the Commencement Date and thereafter conduct business at the Premises for the use and in the manner required in Article 2, seven days a week, fifty-two weeks a year, but subject to Tenant's right to temporarily discontinue operations when, in Tenant's reasonable business judgment, it is appropriate to do so.

24.     ASSIGNMENT AND SUBLETTING.

        A. Limitations on Tenant's Rights. Subject to the further provisions of this Article 24, Tenant covenants and agrees that neither this Lease nor the interest of Tenant in this Lease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, nor shall the Premises or any part thereof be sublet, or be made subject to any license or concession, nor shall Tenant permit the Premises or any portion thereof to be used by others, without the prior written consent of Landlord in each instance, which shall, in each instance, not be unreasonably withheld, conditioned or delayed. Subject to the further provisions of this
Article 24, in no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of the Premises without

Landlord's prior written consent in each instance, which shall, in each instance, not be unreasonably withheld, conditioned or delayed. Subject to the further provisions of this Article 24, the sale or transfer of shares constituting any controlling interest in Tenant (and if Tenant is a partnership or limited liability company, the sale or transfer of interest of any controlling partner or controlling member) shall be deemed an assignment of this Lease and shall require Landlord's prior written consent, which shall, in each instance, not be unreasonably withheld, conditioned or delayed. For the purposes hereof, but subject to the further provisions of this Article 24, the entering into of any management agreement or any similar agreement which transfers control of the business operations of Tenant in the Premises shall be treated as an assignment of this Lease, and shall require Landlord's prior written consent, which shall, in each instance, not be unreasonably withheld, conditioned or delayed. Any attempted transfer, assignment, subletting, license, concession, hypothecation or other transfer herein without Landlord's prior written consent that is prohibited without Landlord's prior written consent shall be void and confer no rights upon any third party. In no event shall the Premises be sublet or sublicensed in part or occupied in part pursuant to any concession agreement, except as set forth herein. In no event shall Landlord be required to consent to any sublet, sublicense or license agreement for less than all of the Premises (but the foregoing shall not be construed to in any way reduce Tenant's rights set forth in the last sentence of Section 24.D below).

        B. No Waiver. The consent by Landlord to any assignment or subletting shall not be a waiver or constitute a diminution of Landlord's right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting in accordance with the terms and conditions of this Article 24.

        C. Collection of Rents. If this Lease or any interest in Tenant or any interest in or to the Premises, including the right to use, occupy or operate same, is assigned, sublet, licensed or sublicensed, or the Premises are otherwise occupied or operated by anybody other than Tenant, whether or not in violation of the provisions of this Lease, Landlord may and hereby is empowered (but only following the occurrence of an Event of Default) to collect rent and/or fees from the assignee, licensee, sublicensee, subtenant or occupant. In such event, Landlord may apply the net amount received by it to the Minimum Rent, Additional Rent and other payments herein reserved or provided for, and no such collection, assignment, underletting, licensing, sublicensing, occupancy or operation shall be deemed a waiver of the covenant herein against any assignment, mortgage, encumbrance, pledge or subletting, or an acceptance of the assignee as a tenant under this Lease, or a release of Tenant from the further performance of the covenants herein contained on the part of Tenant.

        D. Permitted Transfers. Notwithstanding anything contained in this Section or this Lease to the contrary, the following transactions shall not require Landlord's consent: (i) an assignment of the Lease or a sublet of the Premises to any Tenant Affiliate; (ii) assignments or transfers of interests in Tenant or the an entity that controls Tenant in connection with an Offering (as such term is hereinafter defined) of interests in Tenant or such controlling entity of Tenant or an entity that is controlled by or under common control with Tenant; (iii) transfers of stock or ownership interests, for value or otherwise, to spouses, heirs upon death, family members or trusts established for the benefit of family members of stockholders or owners of

Tenant; and (iv) transfers of stock or ownership interests among existing stockholders or owners of Tenant; provided that (x) after any of the occurrences of any of the foregoing events described in clauses (i), (iii) and (iv) above, The Smith and Wollensky Restaurant Group, Inc. (or any successor thereto) maintains a beneficial and managerial control over, or direct the business decisions of, Tenant, and (y) after any of the occurrences of any of the foregoing events described in clauses (i) through (iv) above, no such transaction shall serve to modify, amend or relieve Tenant of the obligations set forth in Section 20.A. of this Lease. As used herein, the term "Offering" shall mean a public offering of equity securities, private equity offering, joint venture, syndication or other third party investment. Tenant shall provide Landlord with written notice of any such permitted transfer concurrently with the effectiveness thereof. In addition, Tenant shall have the right, without being obligated to obtain Landlord's consent, to enter into license and concession arrangements with any third party in connection with the operation of Tenant's business at the Premises for services or goods incidental to the operation of the Restaurant as long as the business and operations thereof satisfies the standards relating to the Restaurant set forth herein and does not occupy more than twenty (20%) percent of the Premises.

        E. Landlord's Recapture Rights. (i) If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet the Premises (other than as set forth in Section 24.D. above), Tenant shall first give notice thereof to Landlord, which notice shall be accompanied by a statement from Tenant setting forth in reasonable detail the material economic terms upon which Tenant desires to sublet the Premises or assign the Lease, the effective or commencement date of which shall not be less than thirty (30) days nor more than ninety (90) days after the giving of such notice, and the proposed use of the Premises (the "Statement"). Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, terminate this Lease, provided that Landlord shall ensure that Tenant receives the same net economic benefit (which is the profit after taking into account payment of all rents hereunder and other expenses incurred in connection with such occupancy had such transaction not have been entered into) in connection with such termination that Tenant reasonably anticipates that Tenant would have received had the proposed sublease or assignment been consummated. Said option (the "Recapture Option") may be exercised by Landlord only by notice given to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease or sublet the Premises to any person (other than a permitted transfer as set forth in Section 24.D above).

               (ii) If Landlord timely exercises the Recapture Option, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Minimum Rent and Additional Rent shall be paid by Tenant to Landlord and apportioned to such date, and Landlord shall pay to Tenant an amount (the "Recapture Reimbursement Amount") equal to the net economic benefit Tenant reasonably anticipates that Tenant would have received in respect of the assignment or the sublease (including, in both cases and without limitation, all amounts that Tenant reasonably anticipates that Tenant would have received in connection with the sale of Tenant's business operations at the Premises), and including an adjustment for, in the case of a sublease, the difference between (x) the rents to be paid by the subtenant to Tenant pursuant to the sublease and (y) the rent payable by Tenant to Landlord for the same period of time as the term of such sublease (assuming that the increases in Minimum Rent shall be based only on the fixed increases, without reference to Gross Receipts), which payment shall be paid by Landlord when the payment(s) by such assignee or subtenant, as the case may be, would have been payable to Tenant pursuant to the terms described in the Statement.

               (iii) Landlord expressly agrees that neither the exercise of the Recapture Option nor the payment to Tenant of the Recapture Reimbursement Amount shall give Landlord or any designee of Landlord the right to use the Smith & Wollensky name or any right to own or operate a Smith & Wollensky restaurant. Nothing contained herein shall preclude Tenant from opening, owning and/or operating a Smith & Wollensky restaurant anywhere in Las Vegas (including, without limitation, in close proximity to the Premises).

               (iv) If Landlord shall have advised Tenant that Landlord does not desire to exercise the Recapture Option (or if Landlord shall have failed to timely exercise the Recapture Option), and Tenant shall thereafter (a) request Landlord's consent to an Additional Permitted Transfer (as such term is defined in Section 24.G below), or (b) notify Landlord of an As-of-Right Transaction (as such term is defined in Section 24.F below), and, in either case, if such proposed transaction shall include (x) in the case of an assignment of this Lease, a reduction of more than five (5%) percent of the consideration (if any) to be paid to Tenant by the assignee as set forth in the in the Statement, or
(y) in the case of a subletting, a reduction in the economic terms of more than five (5%) percent from what was set forth in the Statement, then Landlord shall once again have a right to exercise the Recapture Option with respect thereto.

               (v) If Landlord shall have advised Tenant that Landlord does not desire to exercise the Recapture Option (or if Landlord shall have failed to timely exercise the Recapture Option), and Tenant shall not have either notified Landlord of an As-of-Right Transaction or requested Landlord's consent to an Additional Permitted Transfer within one hundred eighty (180) days thereafter, then Tenant shall be required to again deliver a Statement and otherwise comply with the foregoing provisions of this Section 24.E, and Landlord may exercise the Recapture Option with respect to a proposed assignment of this Lease or a subletting of the Premises that does not come within the scope of Section 24.D above.

               (vi) If Landlord shall have advised Tenant that Landlord does not desire to exercise the Recapture Option (or if Landlord shall have failed to timely exercise the Recapture Option), then Tenant shall have the right to assign this Lease or sublease the Premises in accordance with the provisions of
Section 24.F and Section 24.G below, subject, however, to the provisions of the immediately preceding subdivisions (iv) and (v).

        F. As-of-Right Transactions. (i) Provided that Tenant has first satisfied the provisions of Section 24.E above and Tenant is not in default (after notice and expiration of the applicable cure period) in any of its obligations under this Lease, Landlord's consent shall not be required for any assignment of this Lease and/or sublease of the Premises, provided that: (a) the assignee and/or subtenant (or affiliated entities controlled by the principal(s) of the assignee and/or subtenant) shall operate at least five (5) other first-class, "white tablecloth" restaurants; (b) the assignee and/or subtenant shall, upon the effective date of such assignment or sublease, have a net worth at least equal to $25 million; (c) the principal(s) or operations manager of the assignee and/or subtenant shall have at least five (5) years experience in the operation of restaurants comparable in size and quality to the Restaurant currently in the Premises; (d) the Premises shall continue to be used a first-class, "white tablecloth" restaurant of at least the same quality as the Restaurant currently in the Premises (but not necessarily as a "Smith & Wollensky" restaurant); and (e) Tenant shall have notified Landlord of the effectiveness of such assignment or subletting and delivered a copy of the documents executed in connection therewith. Any assignment of this Lease and/or sublease of the Premises that satisfies all of the foregoing criteria is referred to herein as an "As-of-Right Transaction".

               (ii) Notwithstanding anything to the contrary contained herein or under applicable law, in the case of any assignment of this Lease that qualifies as an As-of-Right Transaction, the assignor Tenant shall be released from all of Tenant's obligations under this Lease accruing from and after the effective date of such assignment.

        G. Additional Permitted Transfers. (i) Provided that Tenant has first satisfied the provisions of Section 24.E above and that Tenant is not in default (after notice and the expiration of the applicable cure period) of any of its obligations under this Lease, Tenant shall have the right to assign this Lease or sublease the Premises (or both, if, in lieu of an immediately effective assignment of this Lease, Tenant shall elect to place the instrument of assignment in escrow and enter into a sublease for the entire Premises with the proposed assignee), subject to the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, provided and upon condition that:

                      (a) If the proposed use of the Premises shall be as a Restaurant, but the transaction does not satisfy all of the criteria of an As-of-Right Transaction, then such proposed assignee or subtenant is a reputable person of good character, with expertise in the operation of a first-class, "white tablecloth" restaurant, and with reasonable financial creditworthiness (taking into consideration the monetary obligations that the proposed assignee or subtenant will have under the assignment or sublease);

                      (b) If the proposed use of the Premises shall no longer be as a Restaurant, then the proposed use of the Premises shall be a first-class use appropriate for the Building (taking into consideration the use of the remainder of the Property) that will not violate any negative covenants as to use contained in any other lease of space in the Building, and the proposed assignee or subtenant shall be a reputable person of good character, with expertise in the proposed use of the Premises and with reasonable financial creditworthiness (taking into consideration the monetary obligations that the proposed assignee or subtenant will have under the assignment or sublease), in which case Landlord shall also consent to such change in use;

                      (c) The proposed form of sublease shall be reasonably satisfactory to Landlord and shall be made subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease;

                      (d) No such proposed subletting shall be for a term ending later than one (1) day prior to the expiration date of this Lease;

                      (e) There shall not be more than one entity occupying the Premises at any time (subject, however, to the licenses and concessions permitted pursuant to Section 24.D above);

                      (f) The sublease shall not be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

                      (g) Each and every sublease made hereunder shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (x) be liable for any previous act or omission of Tenant under such sublease, (y) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or
(z) be bound to any previous modification of such sublease or by any previous prepayment of more than one month's rent.

               (ii) Any assignment of this Lease and/or sublease of the Premises that satisfies all of the criteria of this Section 24.G is referred to herein as an "Additional Permitted Transfer". Notwithstanding any such subletting by Tenant or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Minimum Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise the Recapture Option, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease (unless Landlord shall, following the exercise the Recapture Option, enter into a transaction with the person(s) introduced to the Premises by such broker or other person claiming a commission or similar compensation).

               (iii) In connection with any Additional Permitted Transfer effected pursuant to Section 24G(i)(b) above, Landlord and Tenant each agree not to unreasonably withhold consent to making modifications to this Lease that reflect the circumstances resulting from the particular change in use (which modifications shall be made simultaneously with Landlord's consent to such Additional Permitted Transfer). By way of example only: (a) although the new occupant shall not be permitted to alter the exterior of the Building without Landlord's consent, Landlord shall not unreasonably withhold consent to appropriate modifications of the exterior (as well as interior structural modifications) of the Building, provided that all such modifications will be compatible with Landlord's actual (or proposed, if not yet completed) use of the remainder of the Property, and will not in any way impair the image thereof; (b) although the new occupant shall not be permitted to alter the exterior signage of the Building without Landlord's consent, Landlord shall not unreasonably withhold consent to different signage for the exterior of the Building, provided that all such signage will be compatible with Landlord's actual (or proposed, if not yet completed) use of the remainder of the Property, and will not in any way impair the image thereof; (c) Tenant shall not unreasonably withhold consent to different trash removal arrangements proposed by Landlord with respect to the new occupant's use of the Premises; (d) Tenant shall not unreasonably withhold consent to a proposed removal of the grease trap if no longer needed by the new occupant; (e) Tenant shall not unreasonably withhold consent to modifying the provisions of this Lease relating to the protection of Tenant's business operations in connection with Landlord's construction on the remainder of the Property to reflect the new occupant's use of the Premises; (f) neither party shall unreasonably withhold consent to modifying the operating covenants of this Lease so as to reflect the new occupant's use of the Premises; (g) Tenant shall not unreasonably withhold consent to modifying the provisions of this Lease relating to the Tenant's use of the Appurtenant Areas, unless the new occupant shall reasonably object to such proposed modification; and (h) the definition of "Gross Receipts" shall be modified to reflect the nature of the new use (or deleted altogether if such new use shall customarily not have rent based on a percentage of revenue, e.g. a bank). Tenant agrees that, in connection with any Additional Permitted Transfer effected pursuant to Section 24G(i)(b) above, the cantilevering over the Building prohibition set forth in Article 33 below shall be deemed deleted. In addition, Tenant agrees that Tenant shall not have the right to effect any Additional Permitted Transfer pursuant to Section 24G(i)(b) above until the tenth (10th) anniversary of the Commencement Date, unless annual Gross Receipts for the year immediately preceding the year in which Tenant shall propose such an Additional Permitted Transfer shall be less than the 2004 annual Gross Receipts (in each case and if applicable, as adjusted pursuant to the provisions of Section 4A(x) above) by more than ten (10%) percent.

        H. Any assignment or transfer, whether made with Landlord's consent pursuant to Section G or without Landlord's consent pursuant to Sections D and F, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this Article 24 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. (The provisions of the foregoing sentence shall not apply to assignments by operation of law or any other deemed assignment contemplated pursuant to Section 24.D above.) The original named Tenant covenants that, notwithstanding any assignment or transfer (other than in the case of an As-of-Right Transaction), whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Minimum Rent and/or Additional Rent by Landlord from an assignee, transferee, or other party, the original named Tenant shall remain fully liable for the payment of the Minimum Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

        I. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease; provided, however, that in the case of a modification or waiver made after the date of an assignment of this Lease, if and to the extent that such modification or waiver increases the obligations of Tenant under this Lease, no assignor Tenant shall be liable with respect to such increase. (The provisions of the foregoing sentence shall not apply in the case of any As-of-Right Transaction.)

        J. For purposes of this Lease, "Eligible Sublease" shall mean a sublease approved by Landlord pursuant to the provisions of this Article 24 (where such approval is required pursuant to the provisions of this Article 24) to a subtenant who is not a person or entity set forth in Section 24D above to whom the Lease may be assigned without Landlord's consent, for a term expiring on the Expiration Date of this Lease less one (1) day, provided that the subtenant thereunder (hereinafter referred to as an "Eligible Subtenant"), whether pursuant to the terms of either the sublease or the non-disturbance agreement to be provided by Landlord pursuant to Section 24K below, agrees that, upon a termination of this Lease, (i) the subtenant will be required to pay annual Minimum Rent and Additional Rent to Landlord at the higher of (x) the fixed annual rent and additional rent due under such Eligible Sublease and (y) the Minimum Rent and Additional Rent payable by Tenant pursuant to this Lease, and
(ii) the Eligible Sublease shall be deemed modified so as to be a direct lease between Eligible Subtenant and Landlord with respect to the Premises upon all of the terms and conditions of such Eligible Sublease except (x) as set forth in clause (i) of this Section 24.J, and (y) the following additional changes: (a) if any terms and conditions of this Lease are more favorable to Landlord, in Landlord's reasonable judgment, than a corresponding provision of such Eligible Sublease, or (b) if a provision of this Lease that Landlord reasonably deems favorable to Landlord is omitted from such Eligible Sublease, or (c) if any provision of the Eligible Sublease increases Landlord's obligations or decreases Landlord's rights or increases Tenant's rights beyond what is set forth in this Lease, then such more favorable provision shall be substituted for such Eligible Sublease provision with respect to clause (a), or added to such Eligible Sublease with respect to clause (b), as if this Lease had not been terminated with respect to such provisions, or, with respect to clause (c), such less favorable provision shall be deleted from such Eligible Sublease.

        K. Landlord shall, within thirty (30) days after Tenant's request therefor (provided the Eligible Subtenant and Tenant shall execute and deliver same), provide to each Eligible Subtenant under an Eligible Sublease a non-disturbance agreement providing in substance that Landlord will not name or join such Eligible Subtenant as a party defendant or otherwise in any suit, action or proceeding to terminate this Lease by reason of Tenant's default thereunder (except if and to the extent required to maintain any such action or proceeding), and to the further effect that if this Lease shall terminate by reason of the default by Tenant thereunder, then Landlord will recognize such Eligible Subtenant as the direct tenant of Landlord on the terms and conditions of the Eligible Sublease in question except as set forth in Section 24J above, provided, however, that Landlord's obligations thereunder shall not be greater than the obligations of Landlord under this Lease and Landlord's rights thereunder shall not be less than the rights Landlord has under this Lease, and further provided that Landlord shall not be (i) liable for any credits, offsets, defenses or claims which such Eligible Subtenant might have against Tenant; (ii) bound by any fixed rent or additional rent which such Eligible Subtenant might have paid for more than the current month to Tenant (other than Taxes); (iii) liable for any act or omission of Tenant; (iv) bound by any covenant or agreement to undertake or complete any improvement to the Premises or the Building; (v) be required to account for any security deposit other than any security deposit actually delivered to Landlord; (vi) liable for any payment to such Eligible Subtenant of any sums, or the granting to subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Premises; (vii) liable for any brokerage commissions payable in connection with such Eligible Sublease or any renewal thereof, (viii) bound by any material amendment or modification of such Eligible Sublease made without Landlord's prior written consent; (ix) liable for any claim for damages of any kind whatsoever as the result of any breach by Tenant under the Eligible Sublease that occurred before the date of attornment; or (x) bound by any obligation to restore the Building, such Eligible Subtenant's premises or property located therein in the event of a casualty or condemnation of the Building or the Premises or any portion thereof except as expressly required by this Lease.

        L. If Landlord shall fail to respond to a request for consent (whether by the grant or denial of consent, or by a request for further information) within fifteen (15) days after Landlord's receipt thereof, then, provided Tenant shall have given Landlord an additional five (5) days notice thereof and Landlord shall have failed to respond to Tenant within such five (5) day period, then Landlord shall be deemed to have consented to the proposed assignment or subletting, as the case may be. Any denial of consent shall be accompanied by Landlord's reason(s) therefor.

        M. Any dispute with respect to any aspect of this Article 24 may be submitted by either party to binding expedited arbitration pursuant to the provisions of Article 34.B below.

25.     DEFAULT AND REMEDIES.

        A. Elements of Default. If any one or more of the following events occur, said event or events shall hereby constitute a default: (a) if Tenant abandons the Premises; (b) the failure of Tenant to pay Minimum Rent or Additional Rent, if such failure continues for a period of ten (10) days after written notice; (c) the failure of Tenant to perform or observe any other term or condition of this Lease, and such failure shall continue for thirty (30) days after written notice (except in connection with a failure that cannot be remedied or cured within said thirty (30) day period, in which event the time of Tenant within which to cure such failure shall be extended for such time as shall be necessary to cure the same, but only if Tenant, within such thirty (30) day period, shall notify Landlord thereof and shall promptly commence and thereafter proceed diligently and continuously to cure such failure); (d) [intentionally omitted]; (e) if any writ of execution, levy, attachment or other legal process of law shall occur upon Tenant's assets, merchandise, fixtures or Tenant's estate or interest in the Premises; (f) the commencement of levy, execution, or attachment proceedings against Tenant or a substantial portion of Tenant's assets; the commencement of levy, execution, attachment or other process of law upon, on or against the estate created in Tenant hereby; the application for or the appointment of a liquidator, receiver, custodian, sequestrator, conservator, trustee, or other similar judicial officer for Tenant or for all or any substantial part of the property of Tenant (and such appointment continues for a period of ninety (90) days); the insolvency of Tenant or Tenant in bankruptcy or equity sense; any assignment by Tenant for the benefit of creditors; and (g) subject to Section C below, the commencement of a case by or against Tenant, under any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, state or federal; or the determination by the Tenant to request relief under any insolvency proceeding, including any insolvency, bankruptcy, creditor adjustment or debtor rehabilitation laws, state or federal, and in no event shall the Premises or Tenant's interest in this Lease become an asset in any such proceedings.

        B. Landlord's Remedies. In the event of any such default by Tenant (after notice and expiration of the applicable cure period), Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

           (i) [intentionally omitted]

           (ii) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given at least three (3) days notice (except in the case of emergency, in which event no such notice shall be required), the cost of which performance by Landlord, together with interest therein at the Default Rate from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand.

           (iii) Re-enter and repossess the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or conversion or becoming liable for any loss or damage occasioned thereby. In connection herewith, Landlord shall have, in addition to any other remedies, any and all self-help remedies, including, but not limited to, a lock-out accomplished by changing the locks on the Premises.

           (iv) Collect a sum which, at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (a) the aggregate of the installments of Minimum Rent and the Additional Rent that would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the earlier of (x) the fifteenth
(15th) year following such termination or re-entry and (y) the Expiration Date, over (b) the aggregate rental value of the Premises for the same period (with the amounts of each of clauses (a) and (b) being first discounted to present value at an annual rate equal to the then prevailing discount rate announced by the Federal Reserve Bank plus two (2) percentage points). The amount of Additional Rent payable with respect to each lease year remaining in the Term after such default (including the lease year during which such default occurred) shall be conclusively presumed to be equal to the average Additional Rent payable with respect to each completed lease year preceding such default; provided, however, that if such default occurs before the expiration of two (2) lease years, then the amount of Additional Rent payable with respect to each lease year remaining in the Term after such default (including the lease year or partial lease year during which such default occurred) shall be conclusively presumed to be equal to twelve (12) times the average monthly Additional Rent payable prior to such default.

           (v) Terminate this Lease by giving notice of such termination to Tenant, which termination shall be effective as of the date of such notice or any later date thereof specified by Landlord in such notice; provided, that, without limiting the generality of the foregoing provisions, Landlord shall not be deemed to have accepted any abandonment or surrender by Tenant of any or all of the Premises or Tenant's leasehold estate under this Lease unless Landlord has so advised Tenant expressly and in writing, regardless of whether Landlord has re-entered or relet any or all of the leased Premises or exercised any or all of Landlord's other rights under this Lease or applicable law.

           (vi) In Landlord's own name, or otherwise, relet any and all of the Premises with or without any additional premises, for any or all of the remainder of the Term for, if this Lease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term) or for a period exceeding such remainder, on such terms and subject to such conditions as are acceptable to Landlord (including, by way of example rather than of limitation, the alteration of any or all of the Premises in any manner which, in Landlord's judgment, is necessary or desirable in connection with such reletting, and the allowance of one or more concessions or free-rent or reduced-rent periods), and collect and receive the rents thereof. Tenant shall pay to Landlord, at the times and in the manner specified by the provision of this Lease (unless Landlord has elected to accelerate rent as provided above in subparagraph (iv), in which event Tenant shall be obligated to pay such accelerated amount as provided in such subparagraph): (i) the installments of the Minimum Rent, and Additional Rent accruing during such remainder of the Term, plus (ii) the cost to Landlord of any such reletting (including, by way of example rather of limitation, any attorneys' fees, leasing or brokerage commissions, repair or improvement expenses and the expense of any other actions taken in connection with such reletting) less any monies received by Landlord with respect to such remainder from such reletting of any and all of the Premises.

           (vii) Recover from Tenant, an amount equal to (i) all items of accrued and unpaid rent, (ii) all reasonable expenses (including, by way of example rather than of limitation, all repossession costs, management expenses, operating expenses, legal expenses and attorneys' fees) incurred by Landlord in curing or seeking to cure any default or in exercising or seeking to exercise any of Landlord's rights any remedies under the provisions of this Lease or at law or in equity on account of any default, plus (iii) interest on all such expenses, at the Default Rate, all of which expenses and interest shall be payable by Tenant immediately on demand therefor by Landlord.

           (viii) Without terminating this Lease, maintain Tenant's rights to possession, in which case this Lease shall continue to be in full force and effect whether or not Tenant shall have vacated the Leased Premises. In such event, Landlord shall be entitled to enforce all of

Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder.

           (ix) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting or termination, in a single action or in separate actions, from time to time, as said loss of rent or damages shall accrue, or in a single proceeding deferred by Landlord or with jurisdiction reserved by the court, until expiration of the Term (in which event Tenant hereby agrees that, at Landlord's option, the cause of action shall not be deemed to have accrued until the date of expiration of said Term).

           (x) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for a breach of this Lease. In the event of any breach by Tenant of any of the covenants or provisions hereof or in the event of Tenant's default, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy under this Lease or at law or in equity. Tenant hereby expressly waives for itself and all persons claiming by or through Tenant, any and all rights to redeem, reinstate or restore, or obtain relief from forfeiture of this Lease granted by or under any present or future law in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

           (xi) In case suit shall be brought for recovery of the Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, Tenant shall pay to Landlord all costs and expenses incurred therefor, including Landlord's attorneys' reasonable fees and expenses.

           (xii) Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as damages (excluding consequential damages), by reason of any default by Tenant, an amount equal to the maximum allowed by statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved. No expiration or termination of this Lease, abandonment, re-entry by Landlord or vacancy, shall relieve Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the leased Premises are relet), and Tenant shall remain liable to Landlord for all damages (excluding consequential damages) resulting from any default by Tenant, including any damage resulting from the breach by Tenant of any of its obligations to pay Minimum Rent, Additional Rent, and any other sums which Tenant is obligated to pay hereunder.

Notwithstanding anything to the contrary contained herein, from and after the date that Landlord shall re-enter the Premises (whether following a termination of this Lease or otherwise) and obtain vacant possession of the Premises, Tenant shall be relieved of all of Tenant's non-monetary obligations under this Lease (including, without limitation, any obligation to maintain, insure or repair the Premises, or any indemnity obligation hereunder) first arising after the date of such re-entry, but the same shall not be construed to relieve Tenant of the obligations set forth herein with respect to the costs and/or expenses incurred by Landlord in connection with a re-entry, to which Landlord shall be entitled as part of Landlord's damages hereunder, nor shall the foregoing release Tenant of any indemnification obligations in respect of any matter that occurred prior to the date of such re-entry. Furthermore, and notwithstanding anything to the contrary contained in any of the foregoing provisions of this Section 25B, in any case where, pursuant to an express provision of this Lease, a particular remedy of Landlord is stated to be Landlord's sole remedy (or words to that effect), such remedy shall be Landlord's sole remedy with respect thereto.

C.      Bankruptcy.

           (i) Neither Tenant's interest in this Lease, any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Section 101 et. seq.), as the same may be amended from time to time.

           (ii) (a) It is understood and agreed that this Lease is a lease of real property as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time. (b) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Premises, an amount equal to all Minimum Rent, Additional Rent and other charges otherwise due pursuant to this Lease. (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (1) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (2) the deposit of an additional sum equal to three (3) months' Minimum Rent and Additional Rent, to be a necessary deposit to secure the future performance under this Lease of Tenant or its assignee; (3) the use of the Premises as set forth in Section 20.A. of this Lease and the quality, quantity and/or lines of merchandise, goods or services required to be offered for sale are unchanged; and (4) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

        D. Additional Remedies and Waivers. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law or in equity, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default or termination and no waiver of default or termination shall be effective unless it is in writing, signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions or covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions and covenants herein contained.

26.     HOLDING OVER.

        If Tenant shall default in surrendering the Premises upon the expiration or termination of the term, Tenant's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, except the Minimum Rent shall be Two Hundred (200%) Percent of the amount payable in the last year of the term, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over.

27.     RETURN OF THE PREMISES.

        Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises in accordance with the terms of this Lease and in a free-of-debris but otherwise "as is" condition, and shall surrender to Landlord all keys to or for the Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Premises. Tenant, at its expense, shall promptly remove all personal property of Tenant and repair all damage to the Premises caused by such removal. Any Personal Property of Tenant not removed within ten (10) days following the expiration or earlier termination of this Lease shall be deemed to have been abandoned by Tenant and shall, at Landlord's option, become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant's obligation to observe or perform the covenants set forth in this Section shall survive the termination of this Lease.

28.     LANDLORD CONSENT, APPROVAL AND DISCRETION.

        Whenever and wherever this Lease contains any provision containing the words "in Landlord's judgment," "in Landlord's discretion," "subject to Landlord's approval," "subject to Landlord's consent," or words of similar import, same shall be deemed to be subject to Landlord's reasonable discretion.

29.     REMEDIES REGARDING CONSENTS.

         With respect to any provision of this Lease which provides, specifically, in effect, that a party shall not unreasonably withhold or unreasonably delay any consent or any approval or exercise its discretion reasonably, the requesting party, in no event, shall be entitled to make, nor shall the requesting party make, any claim, and the requesting party hereby waives any claim, for money damages; nor shall the requesting party claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by the requesting party that the other party has unreasonably withheld or unreasonably delayed any consent or approval or exercised its discretion unreasonably; but (subject to the expedited arbitration procedures set forth in Article 34 below) the requesting party's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

30.     PARKING AND ACCESS ROAD.

        A. Landlord shall provide not less than seventy-five (75) parking spaces (the "Parking Spaces") immediately adjacent to the Building for Tenant's operations of the Premises as a Restaurant, and Tenant shall have primary use of the access road currently existing from Las Vegas Boulevard to the Parking Spaces ("Tenant's Access Road"). Landlord shall have the right to establish reasonable and non-discriminatory parking regulations in all of the parking areas of the Property other than the Parking Spaces, and Landlord may make provision for the involuntary removal of any violating vehicle in an area that is not part of the Parking Spaces. Landlord shall not (i) reduce the number of parking spaces exclusively for the Restaurant's patrons immediately adjacent to the Building below 75 spaces (it being agreed, however, that Landlord may reconfigure the layout of the aforesaid 75 parking spaces that are immediately adjacent to the Building, but only to the extent necessary to construct one or more support columns for any structure that Landlord may elect to construct above the Parking Spaces in accordance with the provisions of Article 33 below, and provided that the resulting reconfiguration shall not interfere (other than to a de minimus extent) with access to, or the retrievability of, the cars parked in such spaces), or (ii) reduce the total number of parking spaces in the vicinity of the Building that are available to the Restaurant's patrons or employees below the minimum amount required by applicable Legal Requirements, provided, however, that in the event that due to applicable Legal Requirements more than 75 parking spaces are necessary for the Building, Landlord shall have the right to locate those additional parking spaces on the Property or elsewhere that is reasonably proximate to the Premises and will not cause either Tenant or the Premises to be in violation of such Legal Requirements, and such additional parking spaces need not be adjacent to the 75 Parking Spaces. Any such reconfiguration shall (x) not impair (other than in a de minimus manner) the ability of 18-wheel trailers to enter, have room to operate within the 75-space parking area, and exit the Property for the purpose of making deliveries to the Premises, (y) not impair (other than in a de minimus manner) Tenant's trash collections or refuse removal contractor's ability to service the Premises, or
(z) restrict, reduce or otherwise impair the existing drop-off/pick-up driveway area alongside of the Building, or any other method of ingress/egress from the Restaurant for its patrons or employees (including any service entrances/exits). If, as a result of any such reconfiguration, the costs of operating the Restaurant shall increase, Landlord shall reimburse Tenant, within twenty (20) days after rendition of a reasonably itemized bill therefor, for all additional costs of operating the Restaurant resulting from such reconfiguration; provided, however, that Tenant shall use commercially reasonable efforts to resolve any operational difficulties resulting from such reconfiguration in a manner that will minimize the amount of any such increase.

        B. If, in connection with any such reconfiguration, Landlord shall desire to move Tenant's trash compactor or grease trap to a different location in the rear of the Building, Landlord shall have the right to do so, provided that: (i) Tenant shall have the right to reasonably determine the new location thereof, (ii) such relocation shall not, in Tenant's reasonable determination, interfere with the operation of the Restaurant (other than in a de minimus manner), (iii) such relocation shall be performed by Landlord at Landlord's own cost and expense, on not less than sixty (60) days prior notice to Tenant, which relocation shall be performed in coordination with Tenant's reasonable requirements so as to minimize interference with Tenant's business operations, and (iv) Landlord shall reimburse Tenant, within twenty (20) days after rendition of a reasonably itemized bill therefor, for all additional costs of operating the Restaurant resulting from such relocation; provided, however, that Tenant shall use commercially reasonable efforts to resolve any operational difficulties resulting from such relocation in a manner that will minimize the amount of any such increase. Landlord agrees not to reduce the size of the trash storage/disposal area in the rear of the Building.

        C. Landlord shall have the right to use the Property (including other spaces in the parking area that is not part of the Parking Spaces, except if and to the extent that such use by Landlord shall cause either Tenant or the Premises to be in violation of applicable Legal Requirements relating to the availability of parking for the Restaurant), other than the Building and the Appurtenant Areas at any time, subject, however, to the provisions of Article 33 below during the period when Landlord is conducting construction activities. Landlord shall also have the right to use Tenant's Access Road, but only as a secondary means of access to portions of the Property other than the Building and the Appurtenant Areas, and not in a manner that would interfere with Tenant's use of Tenant's Access Road (other than to a de minimus extent). Notwithstanding the restriction set forth in the immediately preceding sentence to the effect that Landlord shall have the right to use Tenant's Access Road only as a secondary means of access, Tenant acknowledges and agrees that, until a road shall be built that connects the Property to any public thoroughfare (other than Las Vegas Boulevard), Tenant's Access Road will be the only means of access to the Property available to Landlord.

        D. Landlord shall have the right to request zoning and other variances relating to the existing Building and the parking space requirements and to use any and all unused air rights or development rights with respect to the Building at any time, provided that none of the foregoing shall in any way interfere with Tenant's operation of the Restaurant. Upon the request of Landlord, Tenant, to the extent necessary for Landlord to pursue the process, shall, at Landlord's cost and expense, cooperate with and execute such documents as Landlord may reasonably require, provided that Tenant shall not be obligated to incur any cost or expense, or suffer any liability, in connection therewith. Landlord shall indemnify and hold Tenant harmless from and against any claims or liability resulting from any inaccuracy contained in such documents.

        E. If Landlord shall, for any reason whatsoever, elect (without, however, any obligation to do so) to construct or extend a road to the Parking Spaces from any public thoroughfare (other than Las Vegas Boulevard), Tenant and Tenant's patrons shall be permitted to use the same as a secondary means of access, and not in a manner that would interfere with Landlord's use of such road.

        F. In the event of any breach by Landlord of any of the covenants or provisions set forth in this Article 30, or of any of the covenants or provisions set forth in Articles 31-33 below, Tenant shall have the right of injunction and the right to invoke any remedy allowed at law or in equity. If Tenant elects not to obtain an injunction under such circumstances, or if there shall otherwise exist any dispute with respect to any aspect of Articles 30-33 of this Lease, either party may submit the issue in question to binding expedited expert arbitration pursuant to the provisions of Article 34.C below.

31.     ACCESS TO PREMISES.

        Landlord shall have the right (but shall not be obligated) to enter the Premises in any emergency (hereinafter deemed to be any situation where, in Landlord's good faith judgment, there is imminent danger of loss of property and/or injury to one or more persons, and Tenant shall not be taking appropriate action in connection therewith) at any time, and, at other reasonable times after prior notice to Tenant, and in a manner so as not to interfere (other than to a de minimus extent) with Tenant's use of the Premises, to examine the same. Landlord may, during the progress of any work in the Premises which Landlord shall be expressly permitted to perform pursuant to the provisions of this Lease, take all necessary materials and equipment into the Premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise, provided that Landlord shall use all commercially reasonable efforts to minimize interference with or disruption to Tenant's business operation at the Premises.

32.     ADJACENT EXCAVATION.

        Provided that in connection with any construction carried on in accordance and upon compliance with the provisions of Section 33 hereof, it shall be necessary or appropriate for there to be an excavation made on land proximate to the Building, Tenant shall afford Landlord license to enter the Premises for the purpose of doing work reasonably necessary to preserve the Building from injury or damage and to support same, provided that Landlord shall use all commercially reasonable efforts to minimize interference with or disruption to Tenant's business operation at the Premises and that Landlord shall otherwise comply with the provisions of said Section 33 in connection therewith.

33.     RIGHT OF LANDLORD TO BUILD ON PROPERTY.

        A. At any time during the term of this Lease, Landlord shall be entitled (but shall not be obligated) to (x) construct certain improvements on, over or under the rear portion of the Property, which as of the date hereof is used for the Parking Spaces, and (y) construct certain improvements on, over, or under other portions of the Property; provided that such construction or improvements shall be performed in such a manner as to: (i) not touch the Building, not be within the footprint of Land upon which the Building stands, and not be cantilevered over the Building, (ii) be located on, over or under any portion of the Property other than the Building, including, adjacent to the rear of the Building, (iii) not reduce the access area alongside the Building, (iv) not reduce the existing outdoor dining area, (v) not reduce (other than to a de minimus extent) the trash storage/disposal area in the rear of the Building (it being agreed, however, that Landlord may relocate the same within the parking area in accordance with the provisions of Article 30 above), and (vi) not otherwise violate the provisions of Article 30 above, except that, during the period when Landlord is conducting construction activities, Landlord shall be allowed, at Landlord's own cost and expense, to relocate the Parking Spaces and additional parking required by applicable Legal Requirements to another area close to the Building, provided, however, that Landlord shall provide, at Landlord's own cost and expense, (a) valet parking to customers of Tenant, with a maximum wait time of three (3) minutes, and (b) self-parking capability to Tenant's employees, vendors and other visitors, with a reasonable and safe means of access from the temporary parking lot to the Premises.

        B. Landlord acknowledges that the operation of the Restaurant produces strong odors, and agrees that, notwithstanding any construction that Landlord may perform on the Property or on adjacent land, Tenant shall not be required to take any action or incur any expense to reduce or otherwise mitigate such odors. However, at any time during the term of this Lease, regardless of whether Landlord constructs improvements as provided in Section 33A above, but subject to the provisions of Section 20D above, Landlord, at its expense, may create a method of mitigating such odors, including, without limitation, the installation of ventilation and exhaust systems (such as "Roto-Clone") and other equipment and systems as Landlord reasonably deems necessary, and Tenant shall cooperate with Landlord in the implementation of such efforts. The foregoing provisions shall not, however, abrogate or modify Tenant's obligation pursuant to other provisions of this Lease to satisfy any Legal Requirements relating to the operation of the Restaurant, including without limitation those relating to odors.

        C. To the extent that, as a result of any such construction on the Property, certain common areas of the Property will be required to be shared by the Premises and the remainder of the Property (including, without limitation, the ground area which services the Premises for parking, deliveries, access, grease traps, utilities, trash removal or the like), then Landlord shall have the right, without the consent or approval of Tenant (except as set forth in this Lease), to make alterations, additions or improvements, structural and non-structural, interior and exterior, ordinary and extraordinary, in, to, upon and under the Property, excluding the Premises, provided such alterations, additions or improvements are performed in such a manner as to minimize interference with Tenant's operation of the Premises, and do not violate any of the restrictions set forth in Section 33A above. Landlord shall give Tenant not less than thirty (30) days notice prior to the performance of any such work, and, to the extent feasible, shall use reasonable efforts in scheduling its construction program so as to cause the elements of such work as are likely to interfere in any way with Tenant's operation of the Restaurant (other than to a de minimus extent) to be performed during the months of July and August. During the course of all such work, Landlord (i) shall safeguard the Building, (ii) shall not bring any work materials into the Premises, (iii) shall not allow any construction workers to use any of the Building's facilities, (iv) shall use all commercially reasonable efforts to minimize noise and vibration in, or other disruption to, the Restaurant resulting from such construction during the hours from 12:00 p.m. to 2:00 a.m., and shall not perform activities that customarily produce a high noise or vibration level (e.g., core drilling) within 20 feet of the Building during the hours from 4:30 p.m. to 3:00 a.m., (v) shall use all commercially reasonable efforts to prevent damage to the contents of the Building by vibration or otherwise, and (vi) shall carry (or cause Landlord's general contractor or construction manager to carry) such insurance coverage as may be reasonably required by Tenant and shall be in such amounts as reasonably necessary to protect Tenant against any damage, destruction or other loss relating to the Premises, the Restaurant and the personalty therein, which insurance shall name Tenant as an additional insured and which insurance shall by issued by an insurance company acceptable to any institutional lender to Landlord. A copy of the relevant insurance certificate(s) shall be delivered by Landlord to Tenant prior to the commencement of any such work. If, as part of such work, it shall become necessary to temporarily shut off or limit the gas or telephone service to the Restaurant, the same may be shut off or limited only at times that are not Key Hours. For the purposes of this Article 33, the term "Key Hours" shall mean the 12-hour period from 3:00 p.m. to 3:00 a.m., seven days a week, for gas, and shall mean the 19-hour period from 8:00 a.m. to 3:00 a.m., seven days a week, for telephone service. For purposes of this Article 33, water service may not be shut off or limited at any time, and electricity may not be shut off or limited at any time unless Landlord shall arrange, at Landlord's own cost and expense, to furnish electricity required in connection with the operation of the Restaurant by means of a generator. Landlord acknowledges that Tenant's ability to receive deliveries during the 8-hour period from 7:00 a.m. to 3:00 p.m., seven days a week, and to have garbage removed during the 2-hour period between 5:00 a.m. and 7:00 a.m., seven days a week, is critical to Tenant's operation of the Restaurant, and Landlord agrees to use commercially reasonable efforts to minimize interference with the same during the course of construction, provided, however, that during the construction period, upon reasonable notice, Tenant agrees to use commercially reasonable efforts to organize and coordinate its deliveries and trash collection to be during a more limited time period while active construction is underway to enable Landlord to expedite its construction. Landlord shall not place (or cause to be placed) any scaffolding, or any other obstruction that would obstruct the visibility of Tenant's signage existing at the time the scaffolding is erected on or in front of the Las Vegas Boulevard frontage or Tenant's entryway frontage, except as described in the next sentence. If any scaffolding shall be required pursuant to applicable Legal Requirements to be placed in front of any portion of the Building during the course of construction, then such scaffolding shall be double height scaffolding, and none of the scaffolding that is located in front of any portion of the Premises shall bear any advertising or any other signage (other than postings, if any, required by applicable Legal Requirements), except that Tenant shall have the right to place identifying signage on the areas of the scaffolding that are located in front of any portion of the Premises, subject to applicable Legal Requirements. Landlord shall indemnify and hold Tenant harmless from and against any liability or damage (excluding consequential damages) to the Premises and the contents of the Building caused by Landlord's alterations, additions or improvements in and around the Property and expenses arising therefrom. The foregoing indemnity shall include, without limitation, any and all costs and expenses in the nature of reasonable legal fees and disbursements incurred by Tenant in connection with the matters indemnified against, and shall survive the expiration or sooner termination of this Lease, but shall exclude consequential damages, to which Tenant hereby waives any claims. Any improvements and/or alterations made by Landlord shall use only prime quality materials, be constructed in a first-class manner, and shall comply with all Legal Requirements.

34.     EXPEDITED ARBITRATION AND EXPERT DETERMINATION.

        A. If Tenant shall believe that (i) Landlord is in default or breach with respect to any obligations of Landlord under this Lease, and (ii) such default or breach interferes with Tenant's operation of business at the Premises or is causing Tenant to incur costs that Tenant would not otherwise occur, and if such default or breach shall continue for three (3) Business Days after Tenant shall have given notice to Landlord thereof, then Tenant shall have the right to commence an expedited expert arbitration in accordance with the provisions of Section 34.C below to determine whether Tenant's claim of an alleged Landlord default is valid and, if so, the actual damages (exclusive of consequential damages) sustained by Tenant as a result thereof. If Tenant shall prevail in such arbitration proceeding, Tenant shall have the right, by notice given to Landlord not later than five (5) days prior to the first day of the next calendar month(s) in which Minimum Rent shall be payable by Tenant to Landlord, to offset against Minimum Rent an amount equal to the damages (if any, but in all events exclusive of consequential damages) awarded to Tenant in such expedited expert arbitration, with interest thereon at the Default Rate. The Arbitration Costs shall be calculated and apportioned in accordance with the provisions for allocation of Arbitration Costs set forth in Article 34.B below. Notwithstanding the foregoing, interest shall not run on the award (but, if Tenant shall have made expenditures by reason of a Landlord default or breach, and the arbitrator finds that there was, in fact, a Landlord default or breach, interest will run with respect to the expenditure from the date of such expenditure until paid), and Tenant shall not have the right of offset, during the first ten (10) days following the rendering of the arbitrator's decision, and such offset right shall only be available to Tenant if Landlord shall not have made the payment to Tenant prior to the expiration of said ten (10) day period.

        B. Notwithstanding the provisions of Article 29 above, either party shall have the right to submit any dispute relating to the reasonableness of a refusal to grant a consent or approval, or the reasonableness of a particular determination, or any other dispute where this Lease provides that expedited arbitration may (or shall) be used to resolve such dispute, to binding arbitration in Clark County, Nevada, under the Expedited Procedures provisions (Rules E-1 through E-10, in the current edition) of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association ("AAA") or any successor thereto provided, however, that with respect to any such arbitration:
(i) the list of arbitrators referred to in Rule E-5 shall be returned within five (5) business days from the date of mailing, (ii) the parties shall notify the AAA, by telephone, within four (4) business days of any objections to the arbitrator appointed and will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5, (iii) the Notice of Hearing referred to in Rule E-8 shall be four (4) business days in advance of the hearing, and (iv) the hearing shall be held within seven (7) business days after the appointment of the arbitrator. The sole issue to be submitted to the arbitrator, which shall be included as part of his oath, shall be the reasonableness of the particular determination under the provisions of this Lease or such other specific matter as may be presented to the arbitrator pursuant to the terms of this Lease. The decision of the arbitrator shall be final and conclusive, and the arbitrator shall not have any right or power to consider, determine or resolve any other issue or dispute between the parties, or to alter, modify or amend any of the provisions of this Lease (even if, without limitation, the direct cost or resulting cost of compliance with a specific provision of this Lease shall be substantially greater than what the parties have anticipated or been able to foresee). The party subject to an adverse arbitrator's determination shall be responsible for all reasonable costs and fees of such arbitration and any reasonable legal fees and disbursements incurred by the successful party in connection with such arbitration. The arbitrator shall determine the extent to which each party is successful in such arbitration proceeding, in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one party is entirely unsuccessful, then such party shall pay all of the fees and expenses or such arbitration and all of the reasonable legal fees and disbursements incurred by the successful party in connection therewith (collectively, the "Arbitration Costs"). If the arbitrator determines that both parties are partially successful, then each party shall be responsible for the Arbitration Costs only to the extent such party is unsuccessful (e.g., if Landlord is eighty (80%) percent successful and Tenant is twenty (20%) percent successful, then Landlord shall be responsible for twenty (20%) percent of the Arbitration Costs and Tenant shall be responsible for eighty (80%) percent of the Arbitration Costs.

        C. Any dispute between the parties arising with respect to a situation where this Lease provides that expert expedited arbitration may (or shall) be used to resolve such dispute, shall be resolved as follows. If the parties are in disagreement, either party may declare an impasse by notice (the "Impasse Notice") to the other party, which notice should describe, in reasonable detail, the dispute and the sending party's proposed solution. If the receiving party does not agree to the proposed solution (or the parties otherwise resolve the impasse to their mutual satisfaction) within fifteen (15) days of the receipt of the Impasse Notice, the dispute shall be submitted to resolution by an Expert. Tenant shall promptly thereafter propose to Landlord the names of three (3) proposed experts who are capable and willing to serve as the Expert hereunder, accompanied by information on each of said experts. Landlord shall select one of the three candidates, who shall serve as the Expert for purposes of the dispute in question. The Expert shall establish in his or her sole discretion the procedure for resolving the dispute, including but not limited to what evidence to consider, whether to allow written submissions, whether to meet with the parties, and whether to hold a hearing. The Expert shall not have any right or power to alter, modify or amend any of the provisions of this Lease. The Expert shall also not have any right or power to take into consideration the direct cost or resulting cost of compliance with a specific provision of this Lease for the purpose of concluding that requiring a party to comply with such provision is not reasonable, or that compliance therewith shall not be required. The decisions of the Expert shall be final and binding on the parties, and shall not be capable of challenge, whether by arbitration, in court or otherwise. The terms of engagement of an Expert shall include an obligation on the part of the Expert to (a) notify the parties in writing of his or her decision within thirty
(30) days from the date on which the Expert has been selected (or such other period as the parties may agree); and (b) establish a timetable for the making of submissions and replies, if applicable. The decision of the Expert shall be final and binding on both parties, and, unless the relevant provision of this Lease provides otherwise, the parties shall bear the Expert fees and costs the same basis as with respect to Arbitration Costs. "Expert" shall mean an independent, recognized firm or individual that (i) has at least ten (10) years recent professional experience in the field related to the subject matter in question, and (ii) has not been employed by either party (or an affiliate of either party), either directly or as a consultant, at any time during the three
(3) years immediately preceding the date of appointment hereunder.

35.     RESTRICTIONS ON RENTS.

        If at the commencement of, or at any time or times during the term of this Lease, the Minimum Rent or Additional Rents reserved in this Lease shall not be fully collectible by reason of any federal, state or local law, proclamation, order or regulation, or direction of any public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which may, from time to time during the continuance of such legal rental restriction, be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease: (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay, without interest, to Landlord, if legally permissible, an amount equal to the rents which would have been paid pursuant to this Lease but for such legal rent restriction, less the rents paid by Tenant to Landlord during the period(s) the legal rent restriction was in effect.

36.     NON-WAIVER AND SURVIVAL OF ADDITIONAL RENT OBLIGATIONS.

        Landlord's failure during the Lease term to prepare and deliver any of the tax bills, statements, notices or bills set forth in this Lease, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent which may become due during the term of this Lease, except that, if, within one (1) year after the date that any request or demand for an item of Additional Rent first became timely, Landlord shall have failed to make any request or demand for payment of such item of Additional Rent, then Landlord shall be deemed to have waived the right to collect such item of Additional Rent. Tenant's liability for the amounts due under this Lease shall survive for one year after the expiration or sooner termination of the Lease term.

37.     INTEREST.

        Whenever this Lease refers to "Default Rate", same shall be computed at an annual rate equal to the prime rate of Citibank, N.A. in New York, New York or such other clearing bank as Landlord shall stipulate from time to time, plus three (3%) percent, except where otherwise in this Lease a different rate is specifically set forth. If, however, payment of interest at any such rate by Tenant (or by the tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party.

38.     NOTICES.

        Except as otherwise in this Lease provided, a notice or other communication which Landlord or Tenant may desire or be required to give to the other shall be deemed sufficiently given or rendered if, in writing, and (a) sent by registered or certified mail, or (b) sent by Federal Express or any similar recognized overnight delivery service, or (c) with respect to the service of legal process only, as permitted by law. The time of the giving of such notice shall be deemed to be the time when the same is delivered to such party or served as herein provided.

        Rent or bills and statements for Minimum Rent and Additional Rent may be given to Tenant in any manner set forth above as well as by regular mail to such address as is specified by Tenant.

TENANT'S address for notices shall be:

              S & W of Las Vegas, L.L.C.
              c/o The Smith & Wollensky Restaurant Group
              1114 First Avenue
              New York, New York  10021
              Attention:  Mr. Eugene Zuriff


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


With a copy to:

              Stroock & Stroock & Lavan LLP
              180 Maiden Lane
              New York, New York  10038-4982
              Attention:  Jacob Bart, Esq.

LANDLORD'S address for notices shall be:

              Metroflag SW, LLC
              c/o Flag Luxury Properties, LLC
              650 Madison Avenue, 15th Floor
              New York, New York  10022
              Attention:  Mr. Paul C. Kanavos

With a copy to:

              Greenberg Traurig, P.A.
              1221 Brickell Avenue
              Miami, Florida  33131
              Attention:  Juan P. Loumiet, Esq.

        Notices sent by Landlord's legal representatives on behalf of Landlord or by Tenant's legal representatives on behalf of Tenant shall be deemed to be given by Landlord or Tenant provided that the manner in which the notices are sent are in accordance with the terms of this Article 38. Landlord and Tenant shall have the right from time to time, by notice given pursuant to this Article 38, to change their addresses for notices and to change the persons and addresses to which copies of notices are to be sent.

39.     FORCE MAJEURE.

        Neither Landlord nor Tenant shall be deemed in default in the performance of any obligation or undertaking provided herein (except for the payment of Minimum Rent or Additional Rent, or sums due from Landlord to Tenant pursuant to this Lease) in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, act or failure to act of the performing party which causes the other party to be delayed in the performance of any such obligation or undertaking.

40.     SUBORDINATION AND NON-DISTURBANCE.

        A. Subordination and Non-Disturbance. Tenant agrees that this Lease shall be subordinate to any ground lease, mortgages or deeds of trust that are now, or may hereafter be, placed upon the Premises or any portion thereof or interest therein and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the ground lessor, mortgagees or beneficiaries named in said ground leases, mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default (after notice and expiration of the applicable cure period) under this Lease at such time, pursuant to a non-disturbance agreement reasonably satisfactory to the new ground lessor, mortgagee or beneficiary and in a form reasonably similar to that attached hereto as Exhibit "C" and made a part hereof, and with such changes therefrom as may be reasonably required by any such ground lessor, mortgagee or beneficiary, and which changes shall not increase any of Tenant's monetary obligations under this Lease, not increase (except to a de minimis extent) any of Tenant's non-monetary obligations under this Lease, and/or not decrease (except to a de minimis extent) any of Tenant's rights under this Lease. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust.

        B. Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust or other security instrument made by Landlord affecting the Premises or any portion thereof, or in the event Landlord sells, conveys or otherwise transfers its interest in the Premises or any portion thereof, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to, such successor-in-interest and recognizes such successor-in-interest as the Landlord under this Lease (provided that, in each such instance, such successor-in-interest shall recognize Tenant on the then executory terms of this Lease and in accordance with the relevant provisions of the non-disturbance agreement referred to in Section 40A above). Payment by or performance of the obligations of Tenant under this Lease by any person, firm or corporation claiming an interest in this Lease or the Premises by, through or under Tenant without Landlord's consent in writing (where such consent is required pursuant to the terms of this Lease) shall not constitute an attornment or create any interest in this Lease or the Premises.

        C. Financial Information. Tenant shall provide such financial information relating to financial operating results of the Restaurant as Landlord's lender(s) shall reasonably require. Landlord shall use reasonable, diligent efforts to have such lender(s) undertake to use commercially reasonable efforts to limit access to such information to those parties needing to know such information pursuant to the loan structure.

41.     SAVING PROVISION.

        If any provision of this Lease, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

42.     ENTIRE AGREEMENT.

        No earlier statement by Landlord or Tenant or any of their respective agents or employees regarding this Lease or the Premises or prior written matter regarding this Lease or the Premises shall have any force or effect. Landlord and Tenant agree that they are not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified or cancelled except by writing subscribed by all parties.

43.     ESTOPPEL CERTIFICATES.

        A. Tenant shall, without charge at any time and from time to time, within fifteen (15) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgagee or purchaser, or any proposed mortgagee, assignee of any mortgagee or purchaser, or any other person, firm or corporation specified by the requesting party:

           (i) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

           (ii) whether or not, to the best of Tenant's knowledge, there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon its part to be performed or complied with (and, if so, specifying the same);

           (iii) the dates, if any, to which Minimum Rent and Additional Rent hereunder have been paid in advance;

           (iv) whether or not, to the best of Tenant's knowledge, there are then existing any uncured defaults by Landlord, and, if so, specifying such default; and

           (v) any other information pertaining to this Lease confirming factual information as Landlord may reasonably request.

        B. Landlord shall, without charge at any time and from time to time, within fifteen (15) days after request by Tenant, certify by written instrument, duly executed, acknowledged and delivered, to any assignee or subtenant of Tenant or proposed assignee or subtenant, or any other person, firm or corporation specified by the requesting party:

           (i) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

           (ii) whether or not, to the best of Landlord's knowledge, there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon its part to be performed or complied with (and, if so, specifying the same);

           (iii) the dates, if any, to which Minimum Rent and Additional Rent hereunder have been paid in advance;

           (iv) whether or not, to the best of Landlord's knowledge, there are then existing any uncured defaults by Tenant, and, if so, specifying such default; and

           (v) any other information pertaining to this Lease confirming factual information as Tenant may reasonably request.

44.     NO WAIVER.

        The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord or the payment by Tenant of Minimum Rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by the party against whom the waiver is to be enforced. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, or shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other reedy in this Lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed in acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

45.     NO PRESUMPTION AGAINST DRAFTSMAN.

        Both parties acknowledge and agree that this Lease has been freely negotiated by both parties and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

46.     RECORDATION.

        This Lease may not be recorded. At the request of either party, the other party will execute a short form lease memorandum for recording purposes containing references to such provisions of this Lease as the parties shall reasonably approve, which either party may then record at its own cost and expense.

47.     LEASE NOT BINDING UNLESS EXECUTED.

        Submission by either party of the within Lease for execution by the other party shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

48.     BROKER.

        Landlord and Tenant each represent and warrant to the other that, there was no broker instrumental in consummating this Lease, and no conversations or negotiations were had with any broker concerning the renting of the Premises.

49.     WAIVER OF TRIAL BY JURY.

        IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OF OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY PROCEEDING OR ACTION FOR POSSESSION INCLUDING A SUMMARY PROCEEDING FOR POSSESSION OF THE PREMISES, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, EXCEPT FOR STATUTORY MANDATORY COUNTERCLAIMS OR COMPULSORY COUNTERCLAIMS.

50.     QUIET ENJOYMENT.

        Landlord covenants and agrees with Tenant that, for so long as this Lease shall be in full force and effect, Tenant may peaceably and quietly enjoy the Premises hereby demised free from any claims through or under Landlord's interest, subject, nevertheless, to the terms and conditions of this Lease.

51.     RIGHT OF FIRST OFFER

        A. Provided that Tenant is not in default (after notice and the expiration of the applicable cure period) of any of its obligations under this Lease, then, subject to the provisions of this Article 51, Tenant shall have a right of first offer (the "Right of First Offer") to lease from Landlord any of the units of space that are currently subject to a Landlord's Direct Lease whenever such Landlord's Direct Lease (or any subsequent Landlord's Direct Lease entered into by Landlord, if Tenant shall not have accepted an Offer for the relevant Offer Space) shall expire or be sooner terminated (with each such unit of space being referred to herein as an "Offer Space"), on such terms and conditions as Landlord shall desire to lease the Offer Space generally (the "Offer") at any time during the Term, except that: (i) the effective or commencement date of such lease shall not be less than thirty (30) days nor more than ninety (90) days after the giving of such notice, and (ii) at the election of Tenant, the expiration of the term for the Offer Space shall either be co-terminus with the Term, or shall be as Landlord intends to lease such Offer Space generally. (If Tenant elects to accept the Offer, but also elects to modify the same so that the term thereof shall be co-terminus with the Term, then the rent and other economic terms for the portion of such co-terminus term that is in excess of the term set forth in the Offer shall be the fair market value thereof, and any dispute as to such fair market value shall be determined in accordance with the provisions of Section 51F below.) Prior to offering any Offer Space for lease to a third party, Landlord shall notify Tenant of the terms and conditions on which Landlord desires to lease the Offer Space (the "Offer Notice").

        B. Tenant shall have the right to accept the Offer (and to designate an election pursuant to clause (ii) of Section 51A above) only by giving Landlord notice of such acceptance (the "Offer Acceptance") within thirty (30) days after Tenant shall have received the Offer Notice from Landlord. In the event that Tenant timely accepts the Offer, Landlord and Tenant shall promptly thereafter enter into an amendment to this Lease to incorporate such Offer Space and to make necessary adjustments to the Rental and other applicable provisions of this Lease. In the event that Tenant shall decline to accept the Offer, or shall fail to deliver notice thereof within the time period stipulated above, this Right of First Offer shall lapse and be of no further force and effect as to the particular Offer Space in question. Except as may be otherwise expressly set forth in the Offer Notice, Tenant shall accept the Offer Space in its then "as is" and "where is" condition, and, except as may be expressly set forth in the Offer Notice, Landlord shall have no obligation whatsoever to perform any work to prepare the Offer Space for Tenant's occupancy, or to make any repairs, improvements or alterations in or to the Offer Space.

        C. If Tenant shall have advised Landlord that Tenant does not desire to accept a particular Offer (or if Tenant shall have failed to timely accept such Offer), and Landlord shall thereafter propose to lease such Offer Space to a third party at a net effective rent that is less, by five (5%) percent or more, than the net effective rent set forth in the Offer Notice, then Tenant shall once again have a right to exercise the Right of First Offer with respect thereto. For the purposes hereof, net effective rent shall be calculated by taking into account the monetary values (on a present value basis using the prime rate referred to in Article 37 above) of all of the concessions, incentives and payments set forth in the Offer Notice.

        D. If Tenant shall have advised Landlord that Tenant does not desire to accept a particular Offer (or if Tenant shall have failed to timely accept such Offer), and Landlord shall not have entered into a lease of such Offer Space with a third party within one hundred eighty (180) days thereafter, then Tenant shall once again have a right to exercise the Right of First Offer with respect thereto.

        E. Any dispute with respect to any aspect of this Article 51 (other than a dispute as to the fair market value rent and other economic terms to be changed in an Offer if Tenant elects to accept the Offer for a term other than as proposed by Landlord, which shall be determined in accordance with the provisions of Section 51F below) may be submitted by either party to binding expedited arbitration pursuant to the provisions of Article 34B above.

        F. (i) The term "Market Value Rent" shall mean the annual fair market rental value of the relevant Offer Space for the remainder of the Term, taking into consideration all relevant factors that would customarily be considered in making such determination with respect to a third party lease thereof (including, without limitation, all of the other economic terms in the relevant Offer).

           (ii) The initial determination of Market Value Rent shall be made by Landlord. Landlord shall give notice (the "MVR Notice") to Tenant of Landlord's initial determination of the Market Value Rent within thirty (30) days after Tenant shall have notified Landlord that Tenant elects to accept the Offer for a term other than as proposed by Landlord. Such initial determination of Market Value Rent shall be final and binding in fixing the Market Value Rent, unless, within fifteen (15) days after Landlord shall have given MVR Notice to Tenant, Landlord shall receive a notice from Tenant (the "MVR Objection Notice"): (a) advising Landlord that Tenant disagrees with the initial determination of Market Value Rent set forth in the MVR Notice, and (b) proposing a specific alternative Market Value Rent. If Landlord and Tenant shall fail to agree upon the Market Value Rent within fifteen (15) days after Landlord shall have received the MVR Objection Notice, then Landlord and Tenant shall mutually designate an arbitrator whose determination of Market Value Rent (which shall be either the Market Value Rent proposed by Landlord in the MVR Notice or the Market Value Rent proposed by Tenant in the MVR Objection Notice, but no other amount) shall be final and binding upon Landlord and Tenant. If Landlord and Tenant shall be unable to agree upon the choice of such arbitrator within thirty (30) days after either party requests that such an arbitrator be chosen, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. The arbitrator shall be a real estate broker or consultant who is MAI certified and who shall have had at least fifteen (15) years continuous experience in the business of appraising or managing real estate or acting as a real estate agent or broker in Las Vegas. The arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, determine which of the two (2) proposals shall be the Market Value Rent, and that choice by the arbitrator shall be binding upon Landlord and Tenant, provided that the arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 51F, and the parties shall share equally all other expenses and fees of any such arbitration.

52.     LEGAL EXPENSES.

        In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant retain counsel and/or institute any action against Landlord for violation of or to enforce any of the covenants or conditions of this Lease, or should either party institute a suit against the other for a declaration of rights hereunder to enforce or protect its interests or rights hereunder, the prevailing party in any such suit shall be entitled to all its costs, expenses and reasonable fees to its attorney(s) in connection therewith.

53.     SUCCESSORS AND ASSIGNS.

        The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

54.     DUPLICATE ORIGINALS; COUNTERPARTS.

        This Lease may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Lease may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.

55.     APPLICABLE LAW.

        This Lease shall be construed under the laws of the State of Nevada.

56.     LEASEHOLD FINANCING.

        A. Tenant shall have the right (subject to the provisions of Section 56H below) to mortgage its interest in this Lease to an "Institutional Lender" who, for purposes of this Lease, shall mean (i) a bank, savings bank, private banker, trust company, credit union, savings and loan association or any other banking organization (as defined in the banking laws of the State of Nevada), (ii) a national bank or trust company or other federally-chartered or federally-regulated credit union, savings and loan association or other banking institution, (iii) a foreign chartered bank or other financial institution qualified to make loans in the State of Nevada, (iv) an employee profit-sharing or pension fund not related to Tenant, (v) a federal, State or local governmental or quasi-governmental agency, (vi) an insurance company duly organized or licensed to do business in the State of Nevada under the insurance laws of the State of Nevada, (vii) a real estate investment trust, (viii) a real estate mortgage investment conduit, (ix) an investment bank, or (x) a subsidiary or affiliate of any of the foregoing engaged in the practice of lending money, provided that each of the entities described in (iv), (vi), (vii), (viii) and
(ix) must be publicly traded or have assets in excess of $500,000,000. For purposes of this Lease, an Institutional Lender to whom Tenant shall mortgaged its interest in this Lease shall be referred to as a "Leasehold Mortgagee" and the mortgage held by such Leasehold Mortgagee shall be referred to as a "Leasehold Mortgage". There shall be no more than one (1) Leasehold Mortgage existing at any time during the term of this Lease.

        B. If Tenant shall mortgage Tenant's interest in this Lease to a Leasehold Mortgagee, Tenant (or such Leasehold Mortgagee) shall give Landlord prompt notice of such Leasehold Mortgage and furnish Landlord with a complete and correct copy of such Leasehold Mortgage, certified as such by Tenant or such Leasehold Mortgagee, together with the name and address of such Leasehold Mortgagee. After receipt of the foregoing, (i) Landlord shall not accept a voluntary surrender of this Lease without such Leasehold Mortgagee's consent, and (ii) Landlord shall give to such Leasehold Mortgagee, at the address of such Leasehold Mortgagee set forth in such notice, and otherwise in the manner provided by Article 38 above, a copy of each notice of default (hereinafter referred to as a "Default Notice") concurrently with the giving of any such Default Notice thereafter given by Landlord to Tenant. Such Leasehold Mortgagee (x) shall thereupon have a period of ten (10) days longer than that given to Tenant in each instance in the case of a default in the payment of Minimum Rent or Additional Rent and thirty (30) days longer than that given to Tenant in each instance in the case of any other default, for remedying the default, or causing the same to be remedied, and (y) shall, within such periods and otherwise as herein provided, have the right to remedy such default or cause the same to be remedied, and during such period Landlord shall not terminate this Lease nor shall Landlord resort to any of its remedies on account of such default. Landlord shall accept performance by such Leasehold Mortgagee of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant.

        C. Notwithstanding the provisions of Section 56B above, if a non-monetary default cannot reasonably be cured by such Leasehold Mortgagee within the thirty (30)-day period set forth in said Section 56B, such Leasehold Mortgagee shall have as long as is reasonably required in order to cure such default, provided that within such thirty (30)-day period such Leasehold Mortgagee shall have delivered to Landlord its written agreement to take the action described in clause (i) or (ii) below and to hire, as a full time manager of the operation of the Premises, a person having at least five (5) years experience in the operations of restaurants comparable in size and quality to the Restaurant currently operated in the Premises (hereinafter referred to as a "Qualified Manager") and thereafter, in good faith, shall have commenced promptly either (i) to cure the default and to prosecute the same with diligence and continuity to completion, or (ii) if possession of the Premises is required in order to cure the default, to institute foreclosure proceedings and obtain possession directly or through a receiver, and to prosecute such proceedings with diligence and continuity and, upon obtaining such possession, commence promptly to cure the default and to prosecute the same to completion with diligence and continuity, and shall have hired and shall, during the term of this Lease, cause the Premises to be operated by, a Qualified Manager, provided that during the period in which such action as set forth in clauses (i) or (ii) of this Section 56C is being taken (and any foreclosure proceedings are pending), all of the other obligations of Tenant under this Lease, to the extent they are reasonably susceptible to being performed by such Leasehold Mortgagee, are being performed and during such period Landlord shall not terminate this Lease nor shall Landlord resort to any of its remedies on account of such default. However, at any time after the delivery of the aforementioned agreement, such Leasehold Mortgagee may notify Landlord, in writing, that Leasehold Mortgagee has relinquished possession of the Premises or that Leasehold Mortgagee will not institute foreclosure proceedings or, if such proceedings have been commenced, that Leasehold Mortgagee has discontinued them and, in such event, such Leasehold Mortgagee shall have no further liability under such agreement from and after the date Leasehold Mortgagee delivers such notice to Landlord (except for any obligations accruing prior to the date Leasehold Mortgagee delivers such notice), and, thereupon, Landlord shall have the unrestricted right to terminate this Lease and to take any other action Landlord deems appropriate by reason of any default, and upon any such termination the provisions of Section 56E below shall apply. Notwithstanding anything herein contained to the contrary, provided such Leasehold Mortgagee shall have otherwise complied with the provisions of this Article 56, such Leasehold Mortgagee shall have no obligation to cure any defaults which are not susceptible to being cured by such Leasehold Mortgagee.

        D. Except as provided in Section 56C above, no Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as such Leasehold Mortgagee becomes, and then only for as long as it remains, the owner of the leasehold estate created hereby. In the event that a Leasehold Mortgagee shall become the owner of such leasehold estate, such Leasehold Mortgagee shall not be bound by any modification or amendment of this Lease made subsequent to the date of the Leasehold Mortgage and delivery to Landlord of the notice provided in Section 56A above and prior to such Leasehold Mortgagee's acquisition of such interest, unless such Leasehold Mortgagee shall have consented to such modification or amendment.

        E. In the case of termination of this Lease by reason of any default by Tenant which is not cured after any required notice and the expiration of any applicable cure period, Landlord shall give prompt notice thereof to the Leasehold Mortgagee whose name and address Landlord has received pursuant to notice made in compliance with the provisions of Section 56A above, at the address of such Leasehold Mortgagee set forth in such notice, and otherwise in the manner provided by Article 38 above. Landlord, on written request of such Leasehold Mortgagee made any time within thirty (30) days after the giving of such notice by Landlord, shall promptly execute and deliver a new lease of the Premises to such Leasehold Mortgagee, or any designee or nominee of such Leasehold Mortgagee, for the remainder of the Term upon all the covenants, conditions, limitations and agreements herein contained, provided that such Leasehold Mortgagee (i) shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Minimum Rent and Additional Rent due and payable under this Lease up to and including the date of the commencement of the term of such new lease and all reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements and court costs, incurred by Landlord in connection with the default by Tenant, the termination of this Lease and the preparation of the new lease, and (ii) shall cure (within the time periods set forth with respect to such defaults in Sections 56A and 56B above) all defaults existing under this Lease which are susceptible to being cured by such Leasehold Mortgagee, and (iii) shall hire, and cause the Premises to be operated during the term of the new lease by, a Qualified Manager. Notwithstanding the foregoing, provided that Landlord shall simultaneously therewith pay to such Leasehold Mortgagee the full amount of indebtedness secured the relevant Leasehold Mortgage, together with all other amounts as shall then be due from Tenant to such Leasehold Mortgagee in connection therewith, Landlord shall have the right not to deliver a new lease of the Premises to such Leasehold Mortgagee and to acquire by assignment all of such Leasehold Mortgagee's rights in connection therewith.

        F. Any such new lease and the leasehold estate thereby created shall, subject to the same conditions contained in this Lease, continue to maintain the same priority as this Lease with regard to any mortgage, including any fee mortgage, on the Premises or any part thereof or any other lien, charge or encumbrance thereon, whether or not the same shall then be in existence. Concurrently with the execution and delivery of such new lease, Landlord shall assign to the tenant named therein all of its right, title and interest in and to moneys (including insurance and condemnation proceeds), if any, then held by or payable to Landlord which Tenant would have been entitled to receive but for termination of this Lease.

        G. Any Leasehold Mortgage shall be subject and subordinate to any ground lease, mortgages or deeds of trust to which this Lease is subject and subordinate pursuant to the provisions of Article 40 thereof.

        H. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to mortgage its interest in this Lease until the tenth
(10th) anniversary of the Commencement Date.

56.     RESTRICTIONS ON LANDLORD'S DIRECT LEASES.

        A. If Landlord and Tenant shall not have entered into a Lease for any Offer Space that shall have become available for lease, then, in connection with any lease, license and/or other form of occupancy thereof entered into or allowed by Landlord, Landlord agrees that (i) no products and/or services being offered from any portion of the Building shall compete with the products and/or services offered by the Restaurant (i.e., no food or beverages of any kind may be sold or served to the public from any portion of the Building other than the Premises), (ii) all products and/or services being offered from any portion of the Building other than the Premises shall be compatible with the first-class nature of the Restaurant, and (iii) without limiting the generality of the foregoing, no use that customarily (in Las Vegas) involves the utilization of barkers on the sidewalk shall be permitted.

        B. Landlord shall use commercially reasonable efforts (including, without limitation, the prosecution of legal action) to enforce all such obligations of the Landlord's Direct Tenants under the respective Landlord's Direct Leases, if the failure of a Landlord's Direct Tenant to comply with the relevant obligation will adversely affect Tenant.

57.     TENANT'S REMEDIES.

        A. Nothing contained in this Lease shall prevent the enforcement of any claim Tenant may have against Landlord for a breach of this Lease, except as otherwise expressly provided in Article 29 above. In the event of any breach by Landlord of any of the covenants or provisions hereof or in the event of Landlord's default, Tenant shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, except as otherwise expressly provided in Article 29 above. Mention in this Lease of any particular remedy shall not preclude Tenant from any other remedy under this Lease or at law or in equity, except as otherwise expressly provided in Article 29 above.

        B. The rights and remedies of Tenant under this Lease shall be deemed to be cumulative, and no one of such rights or remedies shall be exclusive at law or in equity of the other rights and remedies of Tenant on account of a default by Landlord, and the exercise of any one such right or remedy by Tenant shall not impair Tenant's standing, right or power to exercise any other right or remedy, except as otherwise expressly provided in Article 29 above. Notwithstanding the foregoing, in any case where, pursuant to an express provision of this Lease, a particular remedy of Tenant is stated to be Tenant's sole remedy (or words to that effect), such remedy shall be Tenant's sole remedy with respect thereto.

        C. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall have any liability to the other for consequential damages.

                          SIGNATURES ON FOLLOWING PAGE

        IN WITNESS WHEREOF, the undersigned have executed this Lease as of the day and date first set forth above.

                                OWNER:

                                METROFLAG SW, LLC, a Nevada
                                limited liability company

/s/ Alyson G. Muldoon           By:    /s/ Paul C. Kanavos
----------------------------           ----------------------------------------
Witness                         Name:   Paul C. Kanavos
                                       ----------------------------------------
Alyson G. Muldoon               Title:  President of Flag Luxury SW, LLC Member
----------------------------           ----------------------------------------
Witness


                                TENANT:

                                S & W OF LAS VEGAS, L.L.C., a Delaware
                                limited liability company

/s/ Lisa Greenbaum              By:    /s/ Alan M. Mandel
----------------------------           ----------------------------------------
Witness                         Name:   Alan M. Mandel
                                       ----------------------------------------
Lisa Greenbaum                  Title:  Secretary
----------------------------           ----------------------------------------
Witness

                                LIST OF EXHIBITS


EXHIBIT A         LEGAL DESCRIPTION OF LAND

EXHIBIT B         SKETCH/FLOOR PLAN OF LEASED PREMISES

EXHIBIT C         FORM OF SUBORDINATION, NON-DISTURBANCE AND
                  ATTORNMENT AGREEMENT

                                    EXHIBIT A
                                    ---------

                            LEGAL DESCRIPTION OF LAND

                                 (See attached)

                                    EXHIBIT B
                                    ---------

                         DESCRIPTION OF LEASED PREMISES

        All space in the Building, except for approximately eighteen hundred (1,800) square feet leased under the Subleases as set forth in the Contract of Sale to which this Lease is an Exhibit.

[Diagram to be furnished].

                                    EXHIBIT C
                                    ---------

              FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
                                   AGREEMENT

                                 (See attached)



                                       C-1